Exhibit 2.1


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                       STOCK AND ASSET PURCHASE AGREEMENT

                                     between

                            WASHINGTON MUTUAL, INC.,

                      GREAT WESTERN SERVICE CORPORATION TWO

                                       and

                          CITIFINANCIAL CREDIT COMPANY

                            for the purchase and sale

                                       of

                          the outstanding capital stock

                      WASHINGTON MUTUAL FINANCE CORPORATION

                              and certain assets of

                      WASHINGTON MUTUAL FINANCE GROUP, LLC

                          Dated as of November 24, 2003




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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II PURCHASE AND DELIVERY OF STOCK AND ASSETS.............................................................10
   2.1      Delivery of Stock and FG Transferred Assets..........................................................10
   2.2      Closing; Payment of Purchase Price; Assumption of FG Assumed Liabilities.............................10
   2.3      Purchase Price Allocation............................................................................10
   2.4      Post-Closing Adjustments of Purchase Price...........................................................11

ARTICLE III CLOSING DATE.........................................................................................13
   3.1      Closing Date; Insurance Subsidiary Purchase..........................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................14
   4.1      Organization, Power etc..............................................................................14
   4.2      Authority Relative to Agreement......................................................................15
   4.3      Non-Contravention....................................................................................15
   4.4      Consents, etc........................................................................................16
   4.5      Title to Stock and FG Transferred Assets.............................................................16
   4.6      Capital Stock of the Subject Companies...............................................................16
   4.7      SEC Filings; Financial Statements....................................................................17
   4.8      Litigation...........................................................................................18
   4.9      Compliance with Laws; Permits and Licenses...........................................................19
   4.10     Absence of Certain Changes; No Undisclosed Liabilities...............................................19
   4.11     Personnel and Employee Benefits Matters..............................................................20
   4.12     Taxes................................................................................................21
   4.13     Properties...........................................................................................22
   4.14     Certain Labor Matters................................................................................22
   4.15     Material Agreements; Agreements with Affiliates......................................................22
   4.16     Intellectual Property................................................................................23
   4.17     Environmental Matters................................................................................24
   4.18     Brokers..............................................................................................24
   4.19     Non-Competition and Non-Solicitation Agreements......................................................24
   4.20     Insurance............................................................................................25
   4.21     Guarantees...........................................................................................25
   4.22     Receivables..........................................................................................25
   4.23     No Regulatory Impediment.............................................................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................26
   5.1      Organization.........................................................................................26
   5.2      Authority Relative to Agreement......................................................................26
   5.3      Non-Contravention....................................................................................26
   5.4      Consents, etc........................................................................................27
   5.5      Brokers..............................................................................................27

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   5.6      Available Funds......................................................................................27
   5.7      Investment Intent....................................................................................27
   5.8      No Regulatory Impediment.............................................................................27

ARTICLE VI COVENANTS.............................................................................................27
   6.1      Conduct of Business..................................................................................27
   6.2      Access; Confidentiality..............................................................................31
   6.3      Reasonable Best Efforts; Taking of Necessary Action..................................................31
   6.4      [RESERVED]...........................................................................................33
   6.5      Insurance; Risk of Loss..............................................................................33
   6.6      [RESERVED]...........................................................................................34
   6.7      Reorganization.......................................................................................34
   6.8      Seller Name and Mark.................................................................................35
   6.9      Post-Closing Cooperation and Retention of Records....................................................36
   6.10     Public Announcements.................................................................................37
   6.11     Transition Services..................................................................................37
   6.12     Non-Compete; Non Solicitation........................................................................37
   6.13     No Shop..............................................................................................38
   6.14     Further Assurances...................................................................................38
   6.15     First Community Industrial Bank......................................................................39

ARTICLE VII EMPLOYEE MATTERS.....................................................................................39
   7.1      General..............................................................................................39
   7.2      Offers of Employment.................................................................................39
   7.3      Termination and Severance............................................................................40
   7.4      Welfare Plans........................................................................................40
   7.5      Variable Pay Plans...................................................................................40
   7.6      Accrued Vacation.....................................................................................40
   7.7      Profit Sharing Contribution..........................................................................41
   7.8      WARN.................................................................................................41

ARTICLE VIII CONDITIONS TO THE CLOSING...........................................................................41
   8.1      Conditions to Obligations of Each Party..............................................................41
   8.2      Additional Conditions to the Obligations of Purchaser................................................42
   8.3      Additional Conditions to the Obligations of Seller and Seller Parent.................................42

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................43
   9.1      Termination..........................................................................................43
   9.2      Effect of Termination................................................................................43

ARTICLE X TAX MATTERS............................................................................................44
   10.1     Indemnification for Taxes............................................................................44
   10.2     Apportionment of Taxes...............................................................................44
   10.3     Tax Returns and Payment of Taxes.....................................................................45
   10.4     Carrybacks...........................................................................................45
   10.5     Cooperation; Audits..................................................................................45
   10.6     Transfer Taxes.......................................................................................46

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   10.7     Section 338(h)(10) Election..........................................................................47
   10.8     Refunds..............................................................................................48
   10.9     Confidentiality......................................................................................48
   10.10    Miscellaneous........................................................................................48

ARTICLE XI INDEMNIFICATION.......................................................................................49
   11.1     Indemnification by Seller and Seller Parent..........................................................49
   11.2     Indemnification by Purchaser.........................................................................50
   11.3     Indemnification Procedures...........................................................................51
   11.4     General..............................................................................................53

ARTICLE XII GENERAL PROVISIONS...................................................................................54
   12.1     Survival.............................................................................................54
   12.2     Notices..............................................................................................54
   12.3     Interpretation.......................................................................................56
   12.4     Amendment and Modification; Waiver...................................................................56
   12.5     Entire Agreement.....................................................................................56
   12.6     Fees and Expenses....................................................................................56
   12.7     Disclosure Schedules.................................................................................56
   12.8     Third Party Beneficiaries............................................................................56
   12.9     Specific Performance.................................................................................56
   12.10    Assignment; Binding Effect...........................................................................57
   12.11    Governing Law........................................................................................57
   12.12    Jurisdiction.........................................................................................57
   12.13    Waiver of Jury Trial.................................................................................57
   12.14    Severability.........................................................................................57
   12.15    Counterparts.........................................................................................57

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Seller Disclosure Schedule


                                      iii


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                       STOCK AND ASSET PURCHASE AGREEMENT

                  STOCK AND ASSET PURCHASE AGREEMENT, dated as of November 24, 2003 (this "Agreement"), between WASHINGTON MUTUAL, INC., a Washington corporation ("Seller Parent"), GREAT WESTERN SERVICE CORPORATION TWO, a California corporation ("Seller"), and CITIFINANCIAL CREDIT COMPANY, a Delaware corporation ("Purchaser").

                                   WITNESSETH

                  WHEREAS, Seller owns 1,000 shares of the common stock, par value $1.00 per share (the "Stock"), of Washington Mutual Finance Corporation, a Delaware corporation (the "Company"), constituting all of the issued and outstanding shares of capital stock of the Company;

                  WHEREAS, Seller is an indirect wholly owned Subsidiary of Seller Parent;

                  WHEREAS, on the terms and subject to the conditions set forth herein, Seller Parent and Seller desire to sell, and Purchaser desires to purchase, the Stock;

                  WHEREAS, the Company owns all of the membership interests of Washington Mutual Finance Group, LLC, a Delaware limited liability company ("FG"), and Washington Mutual Finance, Inc. of Mississippi, LLC, a Delaware limited liability company ("Washington Mutual Mississippi" and, together with FG, the "Excluded Subsidiaries"), and Seller Parent, Seller and Purchaser desire that the membership interests of the Excluded Subsidiaries be transferred by the Company to Seller Parent or its designee prior to the sale of the Stock; and

                  WHEREAS, on the terms and subject to the conditions set forth herein, Seller Parent and Seller desire that FG sell certain of its assets and transfer certain of its liabilities to Purchaser, and Purchaser desires to purchase such assets and assume such liabilities.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  The following terms when used in this Agreement shall have the following meanings:

                  "Affected Employees" means the FG Employees and employees of any of the Subject Companies immediately prior to the Closing Date (other than employees of any of the Subject Companies who are on long-term disability leave).

                  "affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.


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                                                                               2



                  "Agreement" has the meaning set forth in the introductory paragraph hereof.

                  "Applicable Law" has the meaning set forth in Section 4.3.

                  "Appraiser" has the meaning set forth in Section 2.3(a).

                  "Banko Database" has the meaning set forth in Section 6.7(e).

                  "Benefit Plans" has the meaning set forth in Section 4.11(a).

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in Seattle, Washington, or New York, New York, are authorized or obligated by law or executive order to be closed.

                  "C3 Lease" has the meaning set forth in Section 4.13(a).

                  "Charged-Off Receivables" has the meaning set forth in Section 6.7(e).

                  "CITI Names and Marks" has the meaning set forth in Section 6.8(a).

                  "Claim Notice" has the meaning set forth in Section 11.3(a).

                  "Closing" has the meaning set forth in Section 3.1(a).

                  "Closing Date" has the meaning set forth in Section 3.1(a).

                  "Closing Date Receivables" means the Receivables of the Subject Companies and the FG Transferred Business, excluding the Charged-Off Receivables, shown on the Statement of Closing Date Receivables as "net consumer finance receivables", as finally determined in accordance with Section 2.4(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Asset-Backed Commercial Paper Program" means the asset-backed commercial paper program of the Company governed by (i) the Receivables Transfer Agreement dated as of July 31, 2002 by and among Paradigm Funding LLC and each of the other commercial paper conduits party thereto from time to time, Washington Mutual Acceptance, LLC, the Company and the several financial institutions and agent banks party thereto from time to time and (ii) the Purchase and Sale Agreement dated as of July 31, 2002 by and among the various sellers party thereto and Washington Mutual Acceptance, LLC, as amended, modified or supplemented from time to time.

                  "Company Credit Agreement" means the Three-Year Credit Agreement dated as of August 12, 2002 between Seller Parent and the Company, as borrowers, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, as amended, modified or supplemented from time to time.


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                  "Company Intellectual Property" means all Intellectual
         Property owned or used by (i) the Subject Companies' respective businesses (the "SC Intellectual Property") and (ii) the FG Transferred Business (the "FG Intellectual Property").

                  "Company Reports" has the meaning set forth in Section 4.7(b).

                  "Company SAP Statements" has the meaning set forth in Section 4.7(d).

                  "Company Specified Debt" means the aggregate amount of the principal of, accrued and unpaid interest on and any premium in respect of, all indebtedness of the Subject Companies under (i) the Company Credit Agreement, (ii) the Company Asset-Backed Commercial Paper Program, (iii) any other outstanding commercial paper of the Company issued pursuant to the programs described in Section 1(a) of the Seller Disclosure Schedule, and (iv) borrowing arrangements with Seller Parent and/or its affiliates (other than the Subject Companies) described in
         Section 1(b) of the Seller Disclosure Schedule.

                  "Confidential Memorandum" means the Confidential Descriptive Memorandum, dated October 2003, provided to Purchaser on behalf of Seller Parent by Lehman Brothers Inc.

                  "Confidentiality Agreement" means the Confidentiality Agreement, dated September 22, 2003, between Seller Parent and CitiFinancial Credit Corporation relating to, among other things, the confidentiality of certain information provided by or on behalf of Seller Parent to CitiFinancial Credit Corporation with respect to the Company and its Subsidiaries.

                  "Contract" has the meaning set forth in Section 4.3.

                  "Conveyance Taxes" has the meaning set forth in Section
         10.6(a).

                  "Damages" has the meaning set forth in Section 11.1(a).

                  "Deductible" has the meaning set forth in Section 11.1(b).

                  "Deferred Transfer" has the meaning set forth in Section
         3.1(c).

                  "De Minimis Claim" has the meaning set forth in Section
         11.1(b).

                  "Election(s)" has the meaning set forth in Section 10.7(a).

                  "Environment" means surface waters, groundwaters, soil, subsurface strata, sediment, and indoor and outdoor air.

                  "Environmental Claim" means any written claim, notice, complaint, proceeding or litigation by any third person alleging any violation of, or any liability under, any Environmental Laws.


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                                                                               4


                  "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, codes, common law and orders relating to pollution or protection of natural resources or the environment or exposure to Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Excluded Liability" means any liabilities arising out of or in connection with (i) the Reorganization or (ii) the Company's sale of First Community Industrial Bank and any assets or liabilities sold, assigned or otherwise transferred as part of that transaction.

                  "Excluded Litigation" means any litigation, action, suit, proceeding or claim (i) in which the Excluded Subsidiaries are named as defendants, except to the extent arising out of or related to the FG Transferred Assets, FG Transferred Business or FG Assumed Liabilities or (ii) that relates to or arises out of the business or operations of the Subject Companies or the Excluded Subsidiaries in or with respect to the State of Mississippi.

                  "Excluded Names" has the meaning set forth in Section 6.8(a).

                  "Excluded Subsidiaries" has the meaning set forth in the preamble to this Agreement.

                  "FG" has the meaning set forth in the preamble to this Agreement.

                  "FG Assumed Liabilities" means any and all liabilities and obligations of FG of any kind or nature, whether such liabilities or obligations are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute, contingent or otherwise, that relate to the FG Transferred Business or the FG Transferred Assets, including, without limitation, litigation described in Section 1(c) of the Seller Disclosure Schedule. Notwithstanding anything to the contrary in this Agreement, the term "FG Assumed Liabilities" shall not include (i) any liabilities with regard to Taxes for the Pre-Closing Period or (ii) the Pre-Closing FG Employee Related Liabilities.

                  "FG Employees" has the meaning set forth in Section 7.2.

                  "FG Transferred Asset Purchase Price" has the meaning set forth in Section 2.3(a).

                  "FG Transferred Assets" means any and all assets, rights, properties, claims, Permits and Contracts (in each case, to the extent transferable) of FG which relate to the FG Transferred Business, including branch offices and personnel located outside Mississippi and loans to Persons resident in a state other than Mississippi.


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                                                                               5


                  "FG Transferred Business" means, collectively, the consumer finance, insurance, financial services and other businesses of FG, other than any portion of such businesses conducted in or with respect to the State of Mississippi.

                  "Form 8023" has the meaning set forth in Section 10.7(b).

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Approval" has the meaning set forth in Section 4.4(a).

                  "Governmental Authority" has the meaning set forth in Section 4.3.

                  "Hazardous Materials" means all materials defined as "hazardous" or "toxic" or any other term of similar import under any Environmental Law, including petroleum, friable asbestos, polychlorinated biphenyls, mold and urea formaldehyde foam insulation.

                  "HSR Act" has the meaning set forth in Section 4.4(a).

                  "Included Subsidiary" means any Subsidiary of the Company which is not an Excluded Subsidiary.

                  "Indemnified Entity" has the meaning set forth in Section 11.3(a).

                  "Indemnified Purchaser Entities" has the meaning set forth in
         Section 11.1(a).

                  "Indemnified Seller Entities" has the meaning set forth in
         Section 11.2(a).

                  "Indemnifying Party" has the meaning set forth in Section 11.3(a).

                  "Independent Accounting Firm" has the meaning set forth in
         Section 2.4(b).

                  "Insurance Regulatory Approvals" means those Governmental Approvals required for the consummation of the Insurance Subsidiary Purchase.

                  "Insurance Subsidiaries" means Aristar Insurance Company and City Holdings Reinsurance Life Company.

                  "Insurance Subsidiary Purchase" has the meaning set forth in
         Section 3.1(b).

                  "Intellectual Property" shall mean U.S. and foreign intellectual property, including patents, inventions, discoveries, processes, algorithms, formulae, technology, know-how and related improvements; copyrights and copyrightable works (including software, code, applications, databases, website content, documentation and related items); trademarks, service marks, trade names, corporate names, domain names, logos, trade dress and other source indicators; trade secrets and confidential or proprietary information; and any applications or registrations relating to any of the foregoing.

                  "Interim Period" has the meaning set forth in Section 10.1.


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                                                                               6


                  "IRS" means the Internal Revenue Service or any successor agency or authority.

                  "IT Systems" means all computer systems, programs, networks, software and hardware used to process, store, maintain and operate data, information and functions used in connection with the Subject Companies' respective businesses or the FG Transferred Business.

                  "Knowledge of Seller" means the actual knowledge of the individuals named in Section 1(d) of the Seller Disclosure Schedule.

                  "Lien" means any mortgage, pledge, lien, charge, security interest or other encumbrance or any covenant restriction, right of way or other matter of record affecting title to real property.

                  "Loans" means all loans, lines of credit and sales finance accounts of the Subject Companies or that constitute part of the FG Transferred Assets.

                  "Material Adverse Effect" means any effect on any Subject Company or FG (with respect to the FG Transferred Business only) that is, either individually or in the aggregate, materially adverse to the business, assets, liabilities, operations or financial condition of the Subject Companies and the FG Transferred Business, taken as a whole, other than any such effect attributable to or resulting from (i) this Agreement or the transactions contemplated hereby or the announcement thereof, (ii) any change in general economic conditions or interest rates, except to the extent that those changes or conditions materially and disproportionately affect the Subject Companies and the FG Transferred Business, (iii) any change or condition affecting the consumer finance, banking, insurance or financial services industries generally, including any change in Applicable Law or GAAP or in the official interpretations thereof, except to the extent that those changes or conditions materially and disproportionately affect the Subject Companies and the FG Transferred Business, or (iv) any act or omission by Seller Parent or any of its Subsidiaries taken with the prior written consent or at the written direction of Purchaser.

                  "Material Contract" means, other than contracts and instruments under which there exists Company Specified Debt, (i) any contract that individually calls for payments to or by any of the Subject Companies in excess of $250,000 or (ii) any contract to which any Subject Company is a party that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC under the Securities Act and the Exchange Act) with respect to the Company in effect on the date of this Agreement.

                  "Offer" and "Offers" have the respective meanings set forth in
         Section 7.2.

                  "Past Due Receivables" has the meaning set forth in Section 6.7(e).

                  "Permits" has the meaning set forth in Section 4.9.

                  "Permitted Liens" means (i) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate


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                                                                               7


         proceedings, (ii) carriers', warehousemen's, mechanics', materialmen's, repairman's or other similar Liens, (iii) easements, rights of way, building, zoning and other similar encumbrances or title defects, (iv) Liens on assets incurred to finance the acquisition of such assets, (v) Liens on assets of any of the Subject Companies or the assets of the FG Transferred Business incurred in the ordinary course of business and (vi) Liens on properties which do not materially impair business operations or the use of such properties in the ordinary course of business.

                  "Person" means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, unincorporated organization or other business entity.

                  "Pre-Closing Environmental Liabilities" means all liabilities relating to an Environmental Claim or Environmental Law and arising from or related to any action, event, circumstance or condition related to any Subject Company, any of their respective businesses or the FG Transferred Business or the premises leased by a Subject Company or FG (with respect to the FG Transferred Business only), in each case occurring or existing on or before the Closing.

                  "Pre-Closing FG Employee Related Liabilities" means all liabilities relating to (i) individuals who are, immediately prior to the Closing Date, former employees of FG or (ii) employees of FG who do not become FG Employees (including employees of FG, if any, who are on long-term disability leave as of the Closing).

                  "Pre-Closing Period" has the meaning set forth in Section
         10.1.

                  "Purchase Price" has the meaning set forth in Section 2.2.

                  "Purchase Price Allocation" has the meaning set forth in
         Section 2.3(a).

                  "Purchaser" has the meaning set forth in the introductory paragraph hereof.

                  "Receivables" means, as of any date, in the case of interest bearing Loans, the aggregate outstanding principal balance of the Loans, together with any earned but unpaid financing charges or servicing advances or costs accrued thereon and, in the case of precomputed Loans, the aggregate unpaid balance thereof less unearned finance charges thereon.

                  "Receivables Downward Adjustment Amount" has the meaning set forth in Section 2.4(c).

                  "Receivables Upward Adjustment Amount" has the meaning set forth in Section 2.4(c).

                  "Reference Date Receivables" means the Receivables of the Subject Companies and the FG Transferred Business, as shown on the Statement of Reference Date Receivables as "net consumer finance receivables".


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                                                                               8


                  "Reorganization" has the meaning set forth in Section 6.7.

                  "Restructuring" has the meaning set forth in Section 10.7(d).

                  "Retained Seller Plans" has the meaning set forth in Section 4.11(f).

                  "SEC" means the Securities and Exchange Commission.

                  "Section 338 Allocation" has the meaning set forth in Section 10.7(c).

                  "Section 338 Schedule" has the meaning set forth in Section 10.7(a).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                  "Seller" has the meaning set forth in the introductory paragraph hereof.

                  "Seller Disclosure Schedule" means the disclosure schedule delivered by Seller to Purchaser at the time of execution hereof.

                  "Seller Parent" has the meaning set forth in the introductory paragraph hereof.

                  "Seller Parent's Group" means any corporation, or group of corporations, which files a Tax Return together with Seller Parent on a consolidated, combined or unitary basis.

                  "Seller's Insurance Policies" has the meaning set forth in
         Section 6.5(b).

                  "September Tape" has the meaning set forth in Section 4.22(c).

                  "Statement of Closing Date Receivables" means the statement of Closing Date Receivables as of the Closing Date after giving effect to the transactions contemplated by Section 6.7, to be prepared and delivered pursuant to Section 2.4, as finally determined in accordance with Section 2.4(b).

                  "Statement of Reference Date Receivables" means the statement of Reference Date Receivables of the Subject Companies and the FG Transferred Business, a copy of which is set forth in Section 2.4(a) of the Seller Disclosure Schedule.

                  "Stock" has the meaning set forth in the preamble to this Agreement.

                  "Subject Companies" means, collectively, the Company and the Included Subsidiaries.

                  "Subject Company Claims" has the meaning set forth in Section 6.5(b).

                  "Subject Company Liabilities" has the meaning set forth in
         Section 6.5(b).


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                                                                               9


                  "Subsidiary" means, with respect to any entity, a corporation or other entity of which the outstanding shares of stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or comparable body) of such corporation or other entity are owned, directly or indirectly, through one or more intermediaries, by such entity. Ownership through fiduciary, trust, custodial or similar arrangements for the account of customers shall not constitute ownership of stock or other equity interests for purposes of this definition.

                  "Target Closing Receivables" means $4.025 billion less (i) an amount equal to all Receivables outstanding as of the Closing Date constituting Receivables of the Excluded Subsidiaries (other than Receivables constituting part of the FG Transferred Business) and (ii) an amount equal to the Charged-Off Receivables.

                  "Tax Returns" means all returns, declarations, reports, estimates, information returns, statements and other documents required to be filed in respect of Taxes, and "Tax Return" means any of the foregoing Tax Returns.

                  "Tax Sharing Agreement" has the meaning set forth in Section 6.7(b).

                  "Taxes" means any and all (i) federal, state, county, provincial, local, foreign and other taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, premium, estimated, sales, use, ad valorem, property, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, customs, duties and guaranty fund assessments, and any interest, additions to tax or penalties imposed under the Code or otherwise by any Governmental Authority upon any of the Subject Companies and (ii) written indemnifications with respect to taxes.

                  "1060 Allocation Statement" has the meaning set forth in
         Section 10.7(c).

                  "Texas LP" has the meaning set forth in Section 10.7(d).

                  "Third Party" has the meaning set forth in Section 11.3(a).

                  "Third Party Consents" has the meaning set forth in Section 4.4(b).

                  "Transition Services Agreement" has the meaning set forth in
         Section 6.11.

                  "Vacation Policy" has the meaning set forth in Section 7.6.

                  "Variable Pay Plan" has the meaning set forth in Section 7.5.

                  "Variable Plan Payments" has the meaning set forth in Section 7.5.

                  "WAMU Marks" has the meaning set forth in Section 6.8(a).

                  "WAMU Names" has the meaning set forth in Section 6.8(a).

                  "WARN" has the meaning set forth in Section 4.11(g).

                  "Washington Mutual Mississippi" has the meaning set forth in the preamble to this Agreement.

                                   ARTICLE II
                    PURCHASE AND DELIVERY OF STOCK AND ASSETS

                  2.1 Delivery of Stock and FG Transferred Assets (a) On the terms and subject to the conditions of this Agreement, Seller shall, at the Closing on the Closing Date, transfer, assign and deliver to Purchaser or its designee certificates evidencing the Stock, together with the certificates evidencing the capital stock or membership interests of the Included Subsidiaries and the stock books, ledgers and minute books of the Subject Companies. Such certificates evidencing the Stock shall be duly endorsed in blank, or be accompanied by stock transfer powers duly executed in blank, with all necessary stock transfer tax stamps affixed thereto and cancelled.

                  (b) On the terms and subject to the conditions of this Agreement, Seller Parent shall, at the Closing on the Closing Date, cause FG to transfer, assign and deliver to Purchaser or its designee the FG Transferred Assets, and shall deliver or cause to be delivered to Purchaser or its designee such fully executed endorsements, consents, assignments and other instruments of conveyance and assignment as shall be reasonably necessary and effective to vest in Purchaser or its designee all right, title and interest of FG in and to the FG Transferred Assets.

                  2.2 Closing; Payment of Purchase Price; Assumption of FG Assumed Liabilities. On the terms and subject to the conditions of this Agreement and against delivery of the certificates evidencing the Stock as provided in Section 2.1(a) and the instruments of conveyance and assignment for the FG Transferred Assets as provided in Section 2.1(b), Purchaser shall (a) pay, at the Closing on the Closing Date, by wire transfer of immediately available funds to the account of Seller and to such other accounts as, in each case, Seller shall designate in writing to Purchaser not less than one Business Day prior to the Closing Date, the sum of (i) $1.25 billion (the "Purchase Price") and (ii) the Company Specified Debt (as calculated on the date immediately preceding the Closing, but including interest scheduled to accrue through (but not including) the Closing Date, and designated in writing by Seller to Purchaser on such date), (b) on and as of the opening of business on the Closing Date, expressly assume and agree to thereafter perform, pay and discharge when due, the FG Assumed Liabilities and (c) deliver to FG such fully executed acceptances, consents, instruments of assumption and other instruments as shall be reasonably necessary and effective to vest in Purchaser sole responsibility to perform, pay and discharge, when due, the FG Assumed Liabilities.

                  2.3 Purchase Price Allocation. (a) The allocation of the total consideration among the Stock and the FG Transferred Assets (the "Purchase Price Allocation") shall be determined pursuant to an independent appraisal conducted by Standard & Poor's (the "Appraiser") and completed within 60 days after the Closing Date. The portion of the consideration allocated to the FG Transferred Assets shall be referred to as the "FG Transferred Asset Purchase Price." The costs of the Appraiser shall be borne equally by Seller and Purchaser.

                  (b) Purchaser, Seller Parent and Seller shall promptly inform one another of any challenge by any Governmental Authority to any allocation made pursuant to this Section 2.3 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to such challenge. Notwithstanding the foregoing, in the event the IRS challenges any position taken by any of the parties to this Agreement, such party may settle or litigate such challenge without the consent of, or liability to, the other parties.

                  2.4 Post-Closing Adjustments of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.4.

                  (a) Statement of Closing Date Receivables. As promptly as practicable, but in any event within 30 days following the Closing, Purchaser shall deliver to Seller its Statement of Closing Date Receivables (together with the Receivables "tape" used in preparing such Statement of Closing Date Receivables), which shall be prepared on the same basis as and utilizing the same principles, practices and policies of the Subject Companies (and, with respect to the FG Transferred Business, FG), as those used in preparing the Statement of Reference Date Receivables; provided, however, that the provisions of
         Section 6.7(e) shall govern the treatment of the Charged-Off
         Receivables.

                  (b) Disputes. (i) Subject to clause (ii) of this Section 2.4(b), the Statement of Closing Date Receivables delivered by Purchaser to Seller shall be final, binding and conclusive on the parties hereto.

                         (ii) Seller may dispute any amounts on the Statement of Closing Date Receivables, but only on the basis that they were not arrived at in a manner consistent with the preparation of the Statement of Reference Date Receivables or were arrived at based on mathematical or clerical error; provided, however, that the Seller shall have notified Purchaser in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 15 Business Days of Purchaser's delivery of the Statement of Closing Date Receivables to Seller. In the event of such a dispute, Seller and Purchaser shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Seller and Purchaser are unable to reach a resolution with such effect within 10 Business Days after the receipt by Purchaser of Seller's written notice of dispute, Seller and Purchaser shall submit the items remaining in dispute for resolution to PricewaterhouseCoopers LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of Seller and Purchaser, to another independent accounting firm of international reputation mutually acceptable to Seller and Purchaser) (either PricewaterhouseCoopers LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 15 Business Days after such submission, determine and report to Seller and Purchaser upon such remaining disputed items, only on the basis of whether or not they were arrived at in a manner consistent with the preparation of the Statement of Reference Date Receivables or whether or not they were arrived at based on mathematical or clerical error and such report shall be final, binding and conclusive on Seller and

         Purchaser. The fees and disbursements of the Independent Accounting Firm shall be shared equally by Seller and Purchaser.

                  (c) Purchase Price Adjustments. The Statement of Closing Date Receivables shall be deemed final for the purposes of this Section 2.4 upon the earliest of (i) the failure of Seller to notify Purchaser of a dispute within 15 Business Days of Purchaser's delivery of the Statement of Closing Date Receivables to Seller, (ii) the resolution of all disputes, pursuant to Section 2.4(b), by Seller and Purchaser and
         (iii) the resolution of all disputes, pursuant to Section 2.4(b), by the Independent Accounting Firm. Within three Business Days of the Statement of Closing Date Receivables being deemed final, Purchase Price adjustments shall be made as follows:

                           (I) In the event that the Target Closing Receivables
                  is at least $25 million greater than the Closing Date Receivables reflected on the Statement of Closing Date Receivables, then the Purchase Price shall be adjusted downward in an amount (the "Receivables Downward Adjustment Amount") equal to the product of (x) 0.30 multiplied by (y) the difference between the Target Closing Receivables minus $25 million and the Closing Date Receivables; provided that no adjustment to the Purchase Price shall be made pursuant to this Section 2.4(c)(I) if the difference between the Target Closing Receivables and the Closing Date Receivables is less than $25 million. Seller shall pay the Receivables Downward Adjustment Amount, if applicable, to Purchaser in cash by wire transfer of immediately available federal funds to such bank account(s) as shall be designated in writing by Purchaser to Seller within one (1) Business Day of the Statement of Closing Date Receivables being deemed final.

                           (II) In the event that the Closing Date Receivables
                  reflected on the Statement of Closing Date Receivables is at least $25 million greater than the Target Closing Receivables, then the Purchase Price shall be adjusted upward in an amount (the "Receivables Upward Adjustment Amount") equal to the product of (x) 0.30 multiplied by (y) the difference between the Closing Date Receivables minus $25 million and the Target Closing Receivables; provided that no adjustment to the Purchase Price shall be made pursuant to this Section 2.4(c)(II) if the difference between the Closing Date Receivables and the Target Closing Receivables is less than $25 million. Purchaser shall pay the Receivables Upward Adjustment Amount, if applicable, to Seller in cash by wire transfer of immediately available federal funds to such bank account(s) as shall be designated in writing by Seller to Purchaser within one (1) Business Day of the Statement of Closing Date Receivables being deemed final.

                  (d) Interest on Payments. Any payments required to be made by Seller or Purchaser pursuant to Section 2.4 shall bear interest from the Closing through the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal.

                                  ARTICLE III
                                  CLOSING DATE

                  3.1 Closing Date; Insurance Subsidiary Purchase. (a) Unless this Agreement shall have theretofore been terminated and the transactions herein abandoned pursuant to Section 9.1, subject to the provisions of Article VIII, the closing (the "Closing") of the purchase and sale of the Stock, the transfer of the FG Transferred Assets and the assumption of the FG Assumed Liabilities by Purchaser provided for in Article II shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the first Business Day occurring after December 31, 2003 that is after the day on which all conditions set forth in Article VIII are first satisfied or waived, other than conditions which by their terms are to be satisfied at the Closing (provided that Seller and Purchaser may mutually agree in writing to delay the Closing until the last Business Day of the month during which all conditions set forth in Article VIII, other than conditions which by their terms are to be satisfied at the Closing, are first satisfied or waived), or at such other place and time and on such other date as the parties may agree. The date on which the Closing occurs is herein called the "Closing Date".

                  (b) Notwithstanding Section 3.1(a), if all the conditions to Closing set forth in Article VIII, other than conditions which by their terms are to be satisfied at Closing and other than the receipt of Insurance Regulatory Approvals shall have been satisfied or waived, then the parties shall promptly take all actions necessary to (i) consummate the Closing and the other transactions contemplated hereby (other than the sale and delivery of the stock of the Insurance Subsidiaries (the "Insurance Subsidiary Purchase"), which shall be transferred to Seller), provided that the amount payable in respect of the Purchase Price at the Closing shall be reduced by an amount equal to the aggregate book value of the Insurance Subsidiaries as of their most recent quarter-end, but in any event not less than $100 million (which amount shall be deferred and paid as provided in Section 3.1(d)), and (ii) delay the Insurance Subsidiary Purchase until such time as the Insurance Regulatory Approvals shall have been obtained (at which time the Insurance Subsidiary Purchase shall take place in the manner described in Section 3.1(d)). From and after the Closing, Seller, Seller Parent and Purchaser shall continue to use their reasonable best efforts to obtain the Insurance Regulatory Approvals.

                  (c) Following the Closing and until such time as each Insurance Subsidiary has been transferred to Purchaser pursuant to Section 3.1(d) (each, a "Deferred Transfer"), Seller and Seller Parent shall cause the Insurance Subsidiaries not so transferred to be held for Purchaser's benefit and shall cause the Insurance Subsidiaries to be managed and operated for Purchaser's benefit and account, with all gains, income, losses, taxes or other items generated thereby to be for Purchaser's account. Except as otherwise provided in this Section 3.1(c), Seller, Seller Parent and their affiliates shall have no liability to Purchaser arising out of the management or operation of the Insurance Subsidiaries other than for gross negligence or willful misconduct, for which gross negligence or willful misconduct Seller and Seller Parent will indemnify Purchaser; provided, that Seller, Seller Parent and their affiliates will have no liability for actions taken in accordance with the request or direction of Purchaser or its affiliates. Except as set forth in the immediately preceding sentence, Purchaser shall reimburse Seller, Seller Parent and their affiliates and shall hold Seller, Seller Parent and their affiliates harmless from and against all liabilities, incurred or asserted as a result of the post-Closing direct or indirect ownership, management or operation of the Insurance Subsidiaries, including, without limitation, the amount of any additional taxes payable by Seller, Seller Parent or its affiliates (whether currently or in the future), after application of the terms of this Agreement, as a result thereof in excess of the amount of taxes which would have been payable by Seller, Seller Parent or its affiliates, after application of the terms of this Agreement, if the Insurance Subsidiaries had been transferred to Purchaser on the Closing Date, and Seller and Seller Parent shall reimburse Purchaser if the amount of such taxes so payable by Seller and Seller Parent is less than had the transfer occurred on the Closing Date.

                  (d) The Deferred Transfer of any Insurance Subsidiary shall be effected on the fifth Business Day following receipt of all Insurance Regulatory Approvals necessary therefor or at such other time as the parties may agree, and shall be effective upon the execution and delivery of all necessary agreements required by Applicable Law to effect such transfer. At the closing of any Deferred Transfer, Purchaser shall pay the portion of the Purchase Price deferred in respect of such Insurance Subsidiary pursuant to Section 3.1(a), together with interest thereon at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the Closing Date until the date of payment, and Seller or Seller Parent shall cause the capital stock of the applicable Insurance Subsidiary, plus or as offset by all gains, income, losses, taxes or other items generated thereby for Purchaser's account (as described in the first sentence of Section 3.1(c)), to be delivered to Purchaser.

                  (e) If the Deferred Transfer of any Insurance Subsidiary shall not have occurred prior to the one-year anniversary of the Closing Date, (i) all obligations of the parties to purchase or sell such Insurance Subsidiary or account for gains, income, losses or taxes with respect thereto shall be terminated (provided that such termination shall not affect any party's rights in respect of any breach of this Agreement, including with respect to Section 6.3) and (ii) Seller shall retain such Insurance Subsidiary for its own account and the provisions set forth in Section 3.1(c) shall thereafter cease to apply.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller and Seller Parent, jointly and severally, represent and warrant to Purchaser that:

                  4.1 Organization, Power etc. (a) Each of Seller and Seller Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  (b) Each of the Subject Companies has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Where applicable, each of the Subject Companies is duly qualified or licensed as a foreign corporation or other entity to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or license necessary, all of which jurisdictions are set forth in Section 4.1 of the Seller Disclosure Schedule next to the names of the applicable Subject Companies, and each of the Subject Companies and FG (with respect to the FG Transferred Business only) has full power and authority necessary to own all of its properties and assets and to carry on its business as it is now being conducted, except where failure to be so incorporated, organized, existing, qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of each Subject Company, as in effect as of the date hereof, have heretofore been delivered or made available to Purchaser. Seller and Seller Parent have made available to Purchaser the minute books of each Subject Company from January 1, 2000 through the date of this Agreement and such minute books contain true and complete copies of the minutes of all meetings held by the boards of directors and stockholders of each Subject Company during that period.

                  4.2 Authority Relative to Agreement. Each of Seller and Seller Parent has the corporate power and authority to execute and deliver this Agreement and the Transition Services Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Seller and Seller Parent of this Agreement and the Transition Services Agreement, the performance of its obligations hereunder and thereunder and its consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and upon its execution and delivery the Transition Services Agreement shall have been, duly and validly executed and delivered by each of Seller and Seller Parent and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes, and upon its execution and delivery the Transition Services Agreement shall constitute, legal and binding obligations, enforceable against Seller Parent and Seller in accordance with their respective terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

                  4.3 Non-Contravention. The execution and delivery of this Agreement and the Transition Services Agreement by each of Seller and Seller Parent do not, and its consummation of the transactions contemplated hereby and thereby and its performance of the obligations which it is obligated to perform or cause to be performed hereunder and thereunder will not: (a) violate any provision of its certificate of incorporation or by-laws or other organizational documents or those of any Subject Company or FG; or (b) assuming that all consents, authorizations, orders or approvals of, filings or registrations with, and notices to, each United States federal and state court, governmental commission, board or other regulatory authority or agency or arbitral body ("Governmental Authority") referred to in Section 4.4(a) and all Third Party Consents referred to in Section 4.4(b) have been obtained or made, (i) violate any law, regulation, rule, order, judgment or decree of any Governmental Authority ("Applicable Law") to which Seller or Seller Parent, any Subject Company or FG (with respect to the FG Transferred Business only) or any of their respective properties (but with respect to FG, only the FG Transferred Assets) is subject, (ii) violate, result in the termination or acceleration of, or conflict with or constitute a default under, any mortgage, indenture, lease, license, permit, agreement or instrument (each a "Contract") to which Seller, Seller Parent, any Subject Company or FG (with respect to the FG Transferred Business only) is a party or by which any of their respective properties (but, with respect to FG, only the FG Transferred Assets) is bound or (iii) result in the creation of any Lien on the Stock or any of the assets or properties of any Subject Company or the FG Transferred Assets, except, in the case of clauses (i) and (ii), for any such violation, termination, acceleration, conflict or default as would not reasonably be expected to have a Material Adverse Effect or prohibit or materially impair the ability of Seller Parent or Seller to consummate the transactions contemplated hereby and by the Transition Services Agreement or perform their respective obligations hereunder or thereunder on a timely basis.

                  4.4 Consents, etc. (a) Except for the filing of applications and notices with and receipt of approvals, licenses or consents from applicable state regulatory authorities governing consumer finance, mortgage lending and insurance in the various states in which the Subject Companies and FG (with respect to the FG Transferred Business only) operate their respective businesses, the filing of notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and the expiration or early termination of the applicable waiting period, and as described in Section 4.4(a) of the Seller Disclosure Schedule, no consent, authorization, license, order or approval of, filing or registration with, or notice to, any Governmental Authority (collectively, "Governmental Approvals") and (b) except as described in Section 4.4(b) of the Seller Disclosure Schedule, no consent, authorization, approval or waiver from any party (other than a Governmental Authority) to any Contract (collectively, "Third Party Consents") to which Seller, Seller Parent, any Subject Company or FG (with respect to the FG Transferred Business only) is a party or by which any of their respective properties (but, with respect to FG, only the FG Transferred Assets) are bound is required for the execution and delivery of this Agreement or the Transition Services Agreement by Seller and Seller Parent, the performance of their respective obligations hereunder and thereunder and their consummation of the transactions contemplated hereby and thereby, except in any such case for any such Governmental Approval or Third Party Consent (A) which is required solely by reason of the specific regulatory status of Purchaser or its affiliates or (B) the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or prohibit or materially impair the ability of Seller Parent or Seller to consummate the transactions contemplated hereby or perform their respective obligations hereunder on a timely basis.

                  4.5 Title to Stock and FG Transferred Assets. Upon the delivery and payment for the Stock as contemplated herein, Seller will transfer to Purchaser or its designee valid title to the Stock and the stock of the Insurance Subsidiaries, free and clear of any Liens (other than Liens created or incurred by Purchaser or any of its affiliates). Upon the delivery and payment for the FG Transferred Assets as contemplated herein and assumption of the FG Assumed Liabilities, FG will transfer to Purchaser valid title to the FG Transferred Assets, free and clear of any Liens (other than Liens created or incurred by Purchaser or any of its affiliates and Permitted Liens).

                  4.6 Capital Stock of the Subject Companies. (a) The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned, beneficially and of record, by Seller, free and clear of any Liens. All outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company, or other contracts or commitments providing for the issuance of or granting any Person the right to acquire, shares of any class of stock of the Company, or any securities or other instruments convertible into or exchangeable or exercisable for shares of any class of stock of the Company. There are no proxies, voting agreements or other agreements with respect to the voting or transfer of any shares of capital stock or membership interests of any of the Subject Companies.

                  (b) Section 4.6(b) of the Seller Disclosure Schedule sets forth, as to each Included Subsidiary, its jurisdiction of organization and the percentage of its capital stock that is beneficially owned by the Company. The outstanding shares of capital stock beneficially owned by the Company of each Included Subsidiary are validly issued, fully paid and nonassessable. All of the shares shown in Section 4.6(b) of the Seller Disclosure Schedule as being beneficially owned by the Company are owned by the Company either directly or indirectly through other Included Subsidiaries, free and clear of any Liens, except as set forth in Section 4.6(b) of the Seller Disclosure Schedule. There are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from any Included Subsidiary, or other contracts or commitments providing for the issuance of or granting any Person the right to acquire, shares of any class of stock of any Included Subsidiary, or any securities or other instruments convertible into or exchangeable or exercisable for shares of any class of stock of any Included Subsidiary.

                  4.7 SEC Filings; Financial Statements. (a) Each Subject Company has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2001 with any Governmental Authority and has paid all material fees and assessments due and payable in connection therewith. Except for normal and routine examinations conducted by Governmental Authorities in the regular course of the business of the Subject Companies and FG (with respect to the FG Transferred Business only), and except as set forth in Section 4.7(a) of the Seller Disclosure Schedule, no Governmental Authority has initiated any proceeding or investigation or, to the Knowledge of Seller, threatened or indicated an intention to initiate any investigation into the business or operations of the Subject Companies or FG (with respect to the FG Transferred Business only) since January 1, 2001.

                  (b) The Company has filed all material reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2001 (collectively, together with all items incorporated therein by reference, the "Company Reports"). The Company Reports, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each of the consolidated statements of financial condition and the related consolidated statements of operations and comprehensive income, retained earnings and cash flows (including, in each case, any related notes thereto) contained in the Company Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in such documents or, in the case of unaudited financial statements, as otherwise permitted by Form 10-Q of the SEC), and each fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end adjustments which have not had and would not reasonably be likely to have a Material Adverse Effect).

                  (d) Each of the Insurance Subsidiaries has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such regulatory authority (collectively, the "Company SAP Statements") since January 1, 2001. The financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in all material respects in accordance with accounting practices prescribed or permitted by the applicable regulatory authorities in effect as of the date of the respective statements and such accounting practices have been applied in all material respects on a consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto, and such financial statements present fairly in all material respects the respective statutory financial positions and results of operations of each of the Insurance Subsidiaries as of their respective dates and for the respective periods presented therein.

                  (e) The Company has timely filed or supplied all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company Report. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents.

                  (f) The Subject Companies and the FG Transferred Business maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (g) Since January 1, 2001, none of Seller Parent, Seller or any Subject Company has received any complaint, allegation or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Subject Company or their respective internal accounting controls.

                  4.8 Litigation. Except (i) for any litigation that may arise out of the transactions contemplated by this Agreement and any Excluded Litigation or (ii) as set forth in Section 4.8 of the Seller Disclosure Schedule, there is no action, suit or proceeding pending or, to the Knowledge of Seller, threatened against Seller, any Subject Company or FG (with respect to the FG Transferred Business only) before any Governmental Authority or arbitrator that would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.8 of the Seller Disclosure Schedule, there are no outstanding judgments, decrees, injunctions or orders of any Governmental Authority to which any of the Subject Companies or FG (with respect to the FG Transferred Business only) is subject or any of their respective properties (but, with respect to FG, only the FG Transferred Assets) is bound that would reasonably be expected to have a Material Adverse Effect.

                  4.9 Compliance with Laws; Permits and Licenses. The operations of each of the Subject Companies and FG (with respect to the FG Transferred Business only) are being, and at all times since January 1, 2000 have been, conducted in compliance, in all material respects, with all Applicable Laws to which Seller, any Subject Company or FG (with respect to the FG Transferred Business only) is subject, including all state usury, state "high cost" or "predatory lending" laws, consumer lending and insurance laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collection Practices Act and other applicable federal state and local laws regulating lending, servicing loans or selling credit or other insurance, and neither the Subject Companies nor FG (with respect to the FG Transferred Business only) is in conflict with, is in default of, or has since January 1, 2000 been charged in writing (or, to the Knowledge of Seller, otherwise been charged) by any Governmental Authority with a material violation of any, Applicable Law. Each of the Subject Companies and FG (with respect to the FG Transferred Business only) holds all material permits, certificates, licenses, approvals and other authorizations ("Permits") of each Governmental Authority which are necessary for the operation of its business (but, with respect to FG, only the FG Transferred Business) as presently conducted and all such material Permits are in full force and effect. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, since January 1, 2000, none of the Subject Companies or FG (with respect to the FG Transferred Business only) has received any written or, to the Knowledge of Seller, oral notification from any Governmental Authority asserting that such Person is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or that such Governmental Authority intends to revoke or suspend any such Permit.

                  4.10 Absence of Certain Changes; No Undisclosed Liabilities.
(a) Since December 31, 2002, except as contemplated by this Agreement or as set forth in Section 4.10(a) of the Seller Disclosure Schedule or disclosed in the Company Reports filed prior to the date of this Agreement, (i) the business of the Subject Companies and FG (with respect to the FG Transferred Business only) has been conducted only in the ordinary course of business consistent with past practice, (ii) there has been no change, event or development affecting the Subject Companies or FG (with respect to the FG Transferred Business only) which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect and (iii) none of the Subject Companies or FG (with respect to the FG Transferred Business only) has taken any action that, if taken during the period from the date of this Agreement to the Closing Date, would constitute a breach of Section 6.1 hereof.

                  (b) Section 4.10(b) of the Seller Disclosure Schedule sets forth all Company Specified Debt and all other outstanding long-term debt for borrowed money of the Company outstanding as of September 30, 2003. Except for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, and except for (i) liabilities disclosed, reserved for or otherwise reflected in the unaudited consolidated statement of financial condition of the Company as of September 30, 2003 (including the notes thereto) contained in the Company Reports and (ii) liabilities incurred by the Subject Companies after September 30, 2003 in the ordinary course of business or as otherwise disclosed in the Company Reports filed prior to the date of this Agreement, the Subject Companies and FG (with respect to the FG Transferred Business only) do not have any material liabilities (accrued, absolute, contingent or otherwise) that are required to be disclosed on a consolidated balance sheet in accordance with GAAP. Reserves are reflected on the most recent balance sheet contained in the Company Reports against all liabilities of the Subject Companies and the FG Transferred Business in amounts that have been established on a basis consistent in all material respects with the past practices of the Subject Companies and FG (with respect to the FG Transferred Business only).

                  (c) Except as set forth in Section 4.10(c) of the Seller Disclosure Schedule or as contemplated by the Reorganization, since December 31, 2002 no Subject Company has declared, set aside, made or paid any dividend or other distribution on or in respect of its capital stock, or repurchased, redeemed or otherwise reacquired any of its capital stock, other than any dividend or other distribution on any capital stock of any Subject Company paid or made solely to another Subject Company and any repurchase, redemption or reacquisition of any capital stock of any Subject Company held by another Subject Company.

                  4.11 Personnel and Employee Benefits Matters. (a) Section 4.11(a) of the Seller Disclosure Schedule sets forth a list of each material (i) "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (ii) severance, change in control and employment plan, program or agreement and (iii) vacation, incentive, bonus, stock option, stock purchase, restricted stock or other benefit or compensation plan, program, agreement or policy of or sponsored by Seller Parent, Seller, any of the Subject Companies or FG, in which present or former employees or directors of the Subject Companies or the FG Transferred Business participate (collectively, "Benefit Plans").

                  (b) The Benefit Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other Applicable Laws and have been administered in all material respects in accordance with their terms and such laws. Each Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification, and, to the Knowledge of Seller, nothing has occurred that would reasonably be expected to adversely affect such qualification.

                  (c) Except as set forth in Section 4.11(c) of the Seller Disclosure Schedule or for ordinary and usual claims for benefits by participants and beneficiaries, there are no pending or, to the Knowledge of Seller, threatened claims and no pending or, to the Knowledge of Seller, threatened litigation with respect to any Benefit Plan which would reasonably be expected to result in material liability to the Subject Companies.

                  (d) Except as set forth in Section 4.11(d) of the Seller Disclosure Schedule, nothing has occurred, and no condition exists, with respect to any Benefit Plan which would reasonably be expected to have a Material Adverse Effect. None of Seller Parent, Seller, any of the Subject Companies or FG has incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), and no fact or event exists which could reasonably be expected to give rise to any such material liability. No Benefit Plan is a multiemployer plan (as defined in Section 3(37) of ERISA).

                  (e) Except as set forth in Section 4.11(e) of the Seller Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any employees of the Subject Companies or employees of the FG Transferred Business to severance pay or any increase in severance pay upon any termination of employment after the date hereof or (ii) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans. None of the Benefit Plans would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

                  (f) Except as set forth in Section 4.11(f) of the Seller Disclosure Schedule, the Benefit Plans are sponsored or maintained by the Seller Parent or an affiliate (other than the Subject Companies or FG) (the "Retained Seller Plans"), and the Seller Parent or such affiliate (or a trust or insured arrangement maintained by the Seller Parent or such affiliate) is liable for the payment of all compensation and benefits arising under such Retained Seller Plans (including all claims for such compensation or benefits, whenever occurring) to employees of the Subject Companies and the FG Transferred Business (except to the extent that the Purchaser or any of its affiliates participate in any of the Retained Seller Plans after the Closing Date).

                  (g) Each of the Subject Companies and FG (with respect to the FG Transferred Business only) have timely given any and all notices and taken any other actions required with respect to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or other similar laws of any state or other jurisdiction (collectively, "WARN").

                  4.12 Taxes. (a) Except as set forth in Section 4.12 of the Seller Disclosure Schedule, (i) all material Tax Returns required to be filed with respect to the Subject Companies and the FG Transferred Assets have been timely filed; (ii) all Taxes shown as due on such Tax Returns have been timely paid and all such Tax Returns are true and complete in all material respects;
(iii) to the Knowledge of Seller, there are no pending or threatened actions or proceedings for the assessment or collection of any material Taxes against the Subject Companies or the FG Transferred Assets; (iv) none of the Subject Companies or FG (with respect to the FG Transferred Assets only) is a party to any Tax sharing agreement or arrangement, other than pursuant to the Tax Sharing Agreement dated as of August 31, 1999 among Seller Parent, the Subject Companies and others; (v) no material Tax Liens or assessments (other than Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings) have been filed by any Tax authority against the Subject Companies or any of their respective properties or assets and (vi) all indebtedness of the Subject Companies that will remain outstanding after the Closing Date is properly treated as "indebtedness" for federal and state income tax purposes.

                  (b) Seller Parent and the Seller Parent's Group have filed consolidated federal income Tax Returns including each of the Subject Companies for the taxable year immediately preceding the current taxable year, other than City Holdings Reinsurance Life Company in the event that the taxable year immediately preceding the current taxable year is 2002.

                  (c) Section 4.12(c) of the Seller Disclosure Schedule lists
(i) any Included Subsidiaries that are treated by Seller Parent as entities disregarded from their owners for federal income tax purposes, and (ii) any Included Subsidiaries that are treated by Seller Parent as a partnership for state tax purposes. Washington Mutual Finance of Texas LLC is the only Included Subsidiary that paid any material amount of Texas state income or franchise tax for the 2002 taxable year.

                  4.13 Properties. (a) Section 4.13(a) of the Seller Disclosure Schedule sets forth a true and complete description of all real property (a) leased by a Subject Company and (b) leased by FG (with respect to the FG Transferred Business only). The Company or an Included Subsidiary has a valid and enforceable leasehold interest in each of the leased premises in which the Subject Companies currently conduct their business and FG or one of the other Subject Companies has a valid and enforceable leasehold interest in each of the leased premises in which FG currently conducts the FG Transferred Business, in each case except as may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles. As of the date hereof, there is no material default (or event or circumstance which, with the giving of notice or lapse of time, would constitute such a default) by the lessee or, to the Knowledge of Seller, the lessor under any such lease and each such lease is in effect in accordance with its terms, except to the extent that any failure to be so in effect would not reasonably be expected to have a Material Adverse Effect. The leasehold interest in the leased premises used by the Subject Companies in Pensacola, Florida (the "C3 Lease") is held by a Subject Company free and clear of all Liens other than Permitted Liens. None of the Subject Companies and FG (with respect to the FG Transferred Business only) owns any real properties in fee simple for use in the conduct of its business.

                  (b) The FG Transferred Assets constitute substantially all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the FG Transferred Business.

                  4.14 Certain Labor Matters. None of the Subject Companies and FG (with respect to the FG Transferred Business only) is a party to any collective bargaining agreement or agreement with any labor union. From January 1, 2001 through the date of this Agreement, (i) there has not occurred or, to the Knowledge of Seller, been threatened any strike, slow down, picketing, work stoppage, concerted refusal to work, receipt of notice to seek union or other similar labor activities with respect to the Affected Employees and (ii) no labor grievance or arbitration or other proceeding against a Subject Company or FG (with respect to the FG Transferred Business only) is pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or other comparable administrative body, in any case which would reasonably be expected to have a Material Adverse Effect.

                  4.15 Material Agreements; Agreements with Affiliates. (a)
Section 4.15(a) of the Seller Disclosure Schedule lists all Material Contracts to which a Subject Company or FG (with respect to the FG Transferred Business only) is a party or to which any of the assets of the

Subject Company or any of the FG Transferred Assets are bound. Except as would not reasonably be expected to have a Material Adverse Effect, each Material Contract to which any of the Subject Companies or FG (with respect to the FG Transferred Business only) is a party is a legal and binding obligation of the applicable Subject Company or FG, as the case may be, and, to the Knowledge of Seller, each of the other parties thereto, in each case enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by any of the Subject Companies or FG or, to the Knowledge of Seller, any other party thereto under, or result in a right in termination of, any Material Contract to which any of the Subject Companies or FG (with respect to the FG Transferred Business only) is a party, except as would not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no Material Contract is under negotiation or scheduled to terminate prior to March 31, 2004.

                  (b) Section 4.15(b) of the Seller Disclosure Schedule lists all written Contracts in effect on the date hereof between a Subject Company or FG (with respect to the FG Transferred Business only), on the one hand, and any affiliate thereof (other than another Subject Company), other than any Contracts which will be terminated at or prior to the Closing without additional cost or liability to a Subject Company.

                  4.16 Intellectual Property. (a) Section 4.16(a) of the Seller Disclosure Schedule sets forth a true and complete list of all patents and patent applications, trademark and copyright registrations and applications, and URLs and domain names included within the Company Intellectual Property.

                  (b) Except as set forth in Section 4.16(b) of the Seller Disclosure Schedule, as contemplated by Section 6.8, or as would not reasonably be expected to have a Material Adverse Effect: (i) the Subject Companies and the FG Transferred Business have the right to use all the Company Intellectual Property used in their respective businesses as currently conducted; (ii) the Subject Companies own the entire and unencumbered right, title and interest in (or have a license to use) all the SC Intellectual Property and FG owns the entire and unencumbered right, title and interest in (or has a license to use) all the FG Intellectual Property; (iii) such Intellectual Property owned by the Subject Companies and FG (and, to the Knowledge of Seller, all other Company Intellectual Property) is subsisting, valid and enforceable; (iv) to the Knowledge of Seller, such Intellectual Property is not being infringed or violated by any other Person; (v) to the Knowledge of Seller, the conduct of, and the services performed and products offered by, the Subject Companies' respective businesses and the FG Transferred Business and the use by the Subject Companies and FG (with respect to the FG Transferred Business only) of such Intellectual Property do not infringe (whether directly, contributorily or by inducement) or violate the Intellectual Property of any other Person and no claim is pending or threatened against the Subject Companies or FG (with respect to the FG Transferred Business only) alleging any such infringement or violation; and (vi) the Company Intellectual Property constitutes all of the Intellectual Property material to the operation of the Subject Companies' respective businesses and the FG Transferred Business as currently conducted. Except as set forth in Section 4.16(b) of the Seller Disclosure Schedule, no royalties or fees in excess of $100,000 are payable by any of the Subject Companies to any Person or would constitute part of the FG Assumed Liabilities by reason of the Subject Companies' or FG's ownership or use of such Intellectual Property.

                  (c) The Subject Companies and the FG Transferred Business have a valid right to access and use all IT Systems. The IT Systems constitute all of the IT systems material to the operation of the Subject Companies' respective businesses and the FG Transferred Business as currently conducted. The consummation of the transactions contemplated in this Agreement will not impair or interrupt the Subject Companies' or the FG Transferred Business's access and use of, or their right to access and use, the IT Systems or, to the extent applicable, their customers' access and use of or their right to access and use, the IT Systems. The Subject Companies and FG have taken all reasonable steps in accordance with industry standards to secure the material IT Systems from unauthorized access or use by any Person, and to enable the continued and uninterrupted operation of the material IT Systems. To the Knowledge of Seller, the material IT Systems do not contain any material errors or problems of a material nature that materially disrupt the ordinary operations of such IT Systems in the conduct of the Subject Companies' respective businesses and the FG Transferred Business as currently conducted.

                  4.17 Environmental Matters. Except as disclosed in Section
4.17 of the Seller Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect:

                  (a) the Subject Companies and FG (with respect to the FG Transferred Business only) are in compliance with all Environmental Laws;

                  (b) none of the Subject Companies or FG (with respect to the FG Transferred Business only) has received any Environmental Claim nor, to the Knowledge of Seller, is there any threatened Environmental Claim; and

                  (c) Hazardous Materials have not been "released" (within the meaning under 42 U.S.C. Section 9601(22)) by any of the Subject Companies and FG (with respect to the FG Transferred Business only) in violation of any Environmental Laws.

                  4.18 Brokers. No broker, investment banker, financial advisor or other Person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by Seller Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                  4.19 Non-Competition and Non-Solicitation Agreements. Except as described in Section 4.19 of the Seller Disclosure Schedule, none of the Subject Companies is subject to (i) any exclusive contractual arrangements with vendors or (ii) except for the obligations referred to in Section 6.15, any contractual prohibition or restriction on its ability to own, manage or operate any business, or solicit any current, former or potential customers, borrowers, lessees, or policy holders that will, in either case, be binding on Purchaser or its affiliates (including the Subject Companies) after Closing. The consummation of the transactions contemplated by this Agreement will not, pursuant to the terms of any Contract to which any Subject Company is a party or which constitutes an FG Assumed Liability, impose any restriction on the ability of

Purchaser or its affiliates (including any Subject Company) or the FG Transferred Business to solicit customers.

                  4.20 Insurance. The insurance policies maintained by each Subject Company and FG (with respect to the FG Transferred Business only) on its assets, operations and personnel are of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are consistent in all material respects with the past business practices of each Subject Company and FG (with respect to the FG Transferred Business only). Except as set forth in
Section 4.20 of the Seller Disclosure Schedule, as of the date of this Agreement, no Subject Company has received any notice of cancellation or termination with respect to any material insurance policy.

                  4.21 Guarantees. Except as set forth in Section 4.21 of the Seller Disclosure Schedule, no Subject Company is directly or indirectly obligated to guarantee any debt for borrowed money of any Person (other than another Subject Company).

                  4.22 Receivables. (a) To the Knowledge of Seller, the forms of documentation used by the Subject Companies and the FG Transferred Business to originate Receivables were used in connection with the origination of all Receivables.

                  (b) To the Knowledge of Seller and except as would not be reasonably expected to have a Material Adverse Effect, each outstanding Receivable of the Subject Companies and the FG Transferred Business (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) in the case of secured Receivables, has been secured by valid and perfected Liens in favor of a Subject Company as the secured party and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles. All Receivables originated by the Subject Companies and FG (with respect to the FG Transferred Business only) since January 1, 2001, and all Receivables purchased by the Subject Companies and FG (with respect to the FG Transferred Business only) since January 1, 2001 were originated or purchased, and have been serviced since that date, in all material respects, in accordance with the applicable credit and collection policies of the Subject Companies' respective businesses and the FG Transferred Business. To the Knowledge of Seller, all extensions and deferments of scheduled payments have been granted and administered, in all material respects, in accordance with the applicable credit and collection policies of the Subject Companies and the FG Transferred Business.

                  (c) The Receivables "tape" set forth in Section 4.22(c) of the Seller Disclosure Schedule (the "September Tape") reflects the Receivables of the Subject Companies' respective businesses and the FG Transferred Business in all material respects as of September 30, 2003. To the Knowledge of Seller, (i) no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than as reflected on the September Tape) had occurred as of the date thereof, (ii) no continuing condition (other than as reflected on the September Tape) that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable had arisen as of such date, and (iii) except to the extent consistent with the credit and collection policies of the Subject Companies and FG (with respect to the FG Transferred Business only), none of the Subject Companies or FG, as the case may be, has waived any of the foregoing.

                  4.23 No Regulatory Impediment. Neither Seller Parent nor Seller is aware of any fact relating to its business, operations, financial condition or legal status that might reasonably be expected to impair in any material respect its ability to obtain all consents, orders, authorizations, and approvals from Governmental Authorities necessary for the consummation of the transactions contemplated hereby within the time period contemplated by Section 9.1(d).

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller that:

                  5.1 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  5.2 Authority Relative to Agreement. Purchaser has the corporate power and authority to execute and deliver this Agreement and the Transition Services Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Transition Services Agreement, the performance of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and upon its execution and delivery the Transition Services Agreement shall have been, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller and Seller Parent, this Agreement constitutes, and upon its execution and delivery, the Transition Services Agreement shall constitute a legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles.

                  5.3 Non-Contravention. The execution and delivery of this Agreement and the Transition Services Agreement by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby and the performance by Purchaser of the obligations which it is obligated to perform hereunder and thereunder will not: (a) violate any provision of the certificate of incorporation or by-laws of Purchaser; or (b) assuming that all consents, authorizations, orders or approvals of, filings or registrations with, and notices to, each Governmental Authority referred to in Section 5.4(a) and all Third Party Consents referred to in Section 5.4(b) have been obtained or made, (i) violate any Applicable Law to which Purchaser is subject or (ii) violate, result in the termination or the acceleration of, or conflict with or constitute a default under, any Contract to which Purchaser is a party or by which any of its property is bound, except, in the case of clauses (i) and (ii), for any such violation, termination, acceleration, conflict or default as would not prohibit or materially impair Purchaser's ability to consummate the transactions contemplated hereby and by the Transition Services Agreement or perform its obligations hereunder and thereunder on a timely basis.

                  5.4 Consents, etc. (a) Except for the filing of applications and notices with and receipt of approvals, licenses or consents from applicable state regulatory authorities governing consumer finance, mortgage lending and insurance in the various states in which the Subject Companies and FG (with respect to the FG Transferred Business only) operate their respective businesses, the filing of notice under the HSR Act, and the expiration or early termination of the applicable waiting period, no Governmental Approval and (b) no Third Party Consents with respect to any Contract to which Purchaser is a party or by which any of its property is bound is required for the execution and delivery of this Agreement or the Transition Services Agreement by Purchaser, the performance of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby, except in any such case for any such Governmental Approval or Third Party Consent, the failure of which to be obtained or made would not prohibit or materially impair Purchaser's ability to consummate of the transactions contemplated hereby and thereby or perform its obligations hereunder and thereunder on a timely basis.

                  5.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                  5.6 Available Funds. Purchaser has available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the transactions contemplated hereby, including the obligation to purchase the Stock and the FG Transferred Assets and to assume the FG Assumed Liabilities pursuant to this Agreement on the terms and conditions set forth herein, and its ability to consummate such transactions is not dependent or conditional upon the receipt of financing (whether debt or equity) from any Third Party (including any affiliate).

                  5.7 Investment Intent. Purchaser is acquiring the Stock for its own account, for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof. Purchaser understands that the Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

                  5.8 No Regulatory Impediment. Purchaser is not aware of any fact relating to its business, operations, financial condition or legal status that might reasonably be expected to impair in any material respect its ability to obtain all consents, orders, authorizations, and approvals from Governmental Authorities necessary for the consummation of the transactions contemplated hereby within the time period contemplated by Section 9.1(d).

                                   ARTICLE VI
                                    COVENANTS

                  6.1 Conduct of Business. During the period from the date hereof to the Closing Date, without the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed) or except as permitted or contemplated by this Agreement (including, without limitation, Section 6.7 hereof), Seller Parent and Seller agree that:

                  (a) the FG Transferred Business and the respective businesses of the Subject Companies will be operated in all material respects in the ordinary course consistent with past practice;

                  (b) no amendment shall be made in the certificate of incorporation, by-laws or other organizational documents of any Subject Company, other than to the extent contemplated by Section 6.8;

                  (c) no Subject Company shall issue or agree to issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for such capital stock (other than issuances of capital stock or rights with respect thereto to another Subject Company);

                  (d) no change shall be made by any Subject Company or FG (with respect to the FG Transferred Business only) in its accounting methods, principles or practices, except as required by GAAP, Applicable Law or official interpretations thereof;

                  (e) no Subject Company or FG (with respect to the FG Transferred Business) shall write down or write up (or fail to write down or write up in accordance with the same principles, practices and policies of the Subject Companies and, with respect to the FG Transferred Business, FG, as those used in preparing the financial statements contained in the Company Reports and the Statement of Reference Date Receivables) the value of any Receivables, or revalue any of the assets of the Subject Companies or any of the FG Transferred Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

                  (f) none of Seller Parent or Seller, with respect to the Subject Companies or the FG Transferred Business, or the Subject Companies or FG (with respect to the FG Transferred Business only) shall engage, either directly or indirectly, in any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions);

                  (g) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall enter into, amend, terminate or otherwise modify any Material Contract;

                  (h) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall transfer or otherwise dispose of, encumber or securitize any of its properties or assets (but, with respect to FG, only the FG Transferred Assets), including any of the Receivables, other than (A) transfers in the ordinary course of business of any properties or assets which are not material to the Subject Companies and FG (with respect to the FG Transferred Business only), taken as a whole and (B) transfers to a Subject Company;

                  (i) each of Seller Parent, Seller and the Company shall ensure
         (A) that the maturity dates of any securities issued pursuant to the Company Credit Agreement and the Company's commercial paper programs are not later than two Business Days following the Closing Date to minimize pre-payment fees that might be incurred with respect to such securities and (B) that any borrowings made by any Subject Company or FG (with respect to the FG Business only) within the two-day period preceding the Closing Date are made pursuant to the intercompany arrangements in place with Seller;

                  (j) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall cancel any debts or waive or compromise any claims or rights which are material to the Subject Companies and FG (with respect to the FG Transferred Business only), taken as a whole;

                  (k) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall make or commit to make any capital expenditures, other than in the ordinary course of business;

                  (l) none of the Subject Companies or FG (with respect to the employees of FG in the FG Transferred Business only) shall (A) grant any increase in the compensation of directors, officers or employees, except for regularly scheduled increases in base salary or hourly wages, as the case may be, in the ordinary course of business or as required by any employment or other benefit plan, policy, arrangement or agreement or any bonus plan or commitment in effect on the date of this Agreement, or (B) establish, adopt, enter into or amend, or increase the benefits under, any employee benefit plan, program or arrangement;

                  (m) none of the Subject Companies or FG (with respect to the FG Assumed Liabilities only) shall incur, assume or guarantee long-term indebtedness for borrowed money;

                  (n) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall merge or consolidate with or, except as a result of foreclosure or repossession in the ordinary course of business, acquire substantially all of the assets or equity securities of, any other entity;

                  (o) none of the Subject Companies shall declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or other property) on or in respect of its capital stock, or repurchase, redeem or otherwise reacquire any of its capital stock, other than any dividends or other distributions on any capital stock of any Subject Company paid or made solely to another Subject Company, any repurchase, redemption or reacquisition of any capital stock of any Subject Company held by another Subject Company or as contemplated by the Reorganization or Section 6.1(o) of the Seller Disclosure Schedule;

                  (p) none of Seller Parent, Seller, the Subject Companies or FG (with respect to the FG Transferred Business or the FG Transferred Assets) shall take any action with respect to any non-income tax matter that is inconsistent with past practice;

                  (q) none of Seller Parent, Seller, the Subject Companies or FG shall change in any material respects the Subject Companies' and the FG Transferred Business's policies with respect to the extension of credit, the application of payments, servicing collection, risk management or other similar policies, except as required by Applicable Law;

                  (r) none of the Subject Companies or FG (with respect to the FG Transferred Business only) will enter into any material insurance transaction, other than in the ordinary course of business consistent with past practice;

                  (s) none of the Subject Companies or FG (with respect to the FG Transferred Business only) will file any application to relocate or terminate the operations of any of their respective branches or offices;

                  (t) none of the Subject Companies or FG (with respect to the FG Transferred Business only) shall restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise or the manner in which the portfolio is classified or reported;

                  (u) each Subject Company and FG (with respect to the FG Transferred Business only) shall continue to carry on its business in the ordinary course and shall use its reasonable best efforts to (i) preserve its respective business organization and goodwill intact, and preserve and maintain its licenses, (ii) keep available the services of its current officers and key employees and (iii) maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having significant relations with the Subject Companies;

                  (v) Seller and Seller Parent shall use commercially reasonable efforts to maintain insurance covering the assets of the Subject Companies and the FG Transferred Business at substantially the levels in effect on the date of this Agreement;

                  (w) no Subject Company shall (i) extend, issue or offer pre-approved credit, teaser rates or live checks, except in the ordinary course of business consistent with past practice, or (ii) introduce any material new line of products;

                  (x) no Subject Company shall make or agree to make any material charitable contribution in the aggregate in excess of $100,000;

                  (y) no Subject Company shall communicate in writing with any borrower regarding the transactions contemplated by this Agreement without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed) or pursuant to the communications plan agreed upon by Purchaser and Seller Parent prior to the date of this Agreement;

                  (z) no Subject Company shall amend or cancel or agree to amend or cancel any reinsurance agreement, treaty or arrangement;

                  (aa) no Subject Company shall make any material change in the Subject Companies' policies relating to underwriting standards or pricing of loans; and

                  (bb) none of the Subject Companies or FG shall agree, whether in writing or otherwise, to take any of the actions prohibited pursuant to subsections (a) through (aa) above.

                  6.2 Access; Confidentiality. Seller and Seller Parent agree to permit Purchaser and its accountants, counsel and other authorized representatives to have, during the period from the date of this Agreement to the Closing Date, access to the premises, books and records, and authorized representatives of each Subject Company and FG that relate to its business (but, with respect to FG, only the FG Transferred Business) upon reasonable advance notice during normal business hours, provided that such access does not interfere with the normal operations of the Subject Companies and FG. Seller and Seller Parent agree to cause the Subject Companies and FG to furnish Purchaser with such financial and operational data and other information with respect to their respective businesses and properties (but, with respect to FG, only the FG Transferred Business) as Purchaser may from time to time reasonably request, provided, however, that (i) the auditors and outside accountants of Seller, Seller Parent, the Subject Companies and FG shall not be obligated to make work papers available to Purchaser unless Purchaser has signed a customary agreement relating to access to such work papers in form and substance reasonably acceptable to such auditors or accountants, as applicable, and (ii) none of Seller, Seller Parent, the Subject Companies or FG shall be obligated to make any information available to Purchaser that would, in the reasonable judgment of Seller or Seller Parent, violate or jeopardize any applicable attorney-client or other privilege or any applicable contractual confidentiality obligation. Without limitation of the foregoing, Seller shall deliver to Purchaser, or make available for printing by Purchaser, within ten (10) days after the date of this Agreement, true and complete copies of each lease (as amended to date) pursuant to which FG or any Subject Company leases real property. Any information regarding any of the Subject Companies and FG heretofore or hereafter obtained from Seller, Seller Parent, the Subject Companies, FG, their affiliates or their respective representatives by Purchaser or its representatives shall be subject to the terms of the Confidentiality Agreement, and such information shall be held by Purchaser and its representatives in accordance with the terms of the Confidentiality Agreement.

                  6.3 Reasonable Best Efforts; Taking of Necessary Action. (a) Each of Seller, Seller Parent and Purchaser shall use its reasonable best efforts to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Each of Seller, Seller Parent and Purchaser shall (i) as soon as practicable after the date hereof, but in no event later than ten (10) calendar days from the date hereof, (A) file such applications, notices, registrations and requests as may be required or advisable to be filed by it with any Governmental Authority in order to consummate the transactions contemplated hereby, (B) use its reasonable best efforts to obtain all consents, authorizations, orders and approvals of all such Governmental Authorities referred to in the preceding clause (A), and (C) use its reasonable best efforts to satisfy all conditions, undertakings and requirements as may be necessary or appropriate to obtain all such consents, authorizations, orders and approvals or as may be set forth therein, (ii) furnish the other parties hereto with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or given) and correspondence (A) prepared by or on behalf of such party for submission to any Governmental Authority and (B) received by or on behalf of such party from any Governmental Authority, in each case in connection with the transactions contemplated hereby, and (iii) use its reasonable best efforts to consult with and keep the other parties hereto informed as to the status of such matters. Notwithstanding anything to the contrary contained herein, Purchaser shall not be required pursuant to this
Section 6.3 to take any action that would reasonably be expected to result in a Material Adverse Effect with respect to the Subject Companies and the FG Transferred Business taken as a whole. To the extent that any application, notice, registration or request so filed by any party contains any significant information relating to the other parties hereto or any of the Subject Companies and FG, prior to submitting such application, notice, registration or request to any Governmental Authority, such party will permit the other parties to review such information and will consider in good faith the suggestions of such other parties with respect thereto.

                  (c) Each of Seller, Seller Parent and Purchaser shall use its reasonable best efforts to cooperate diligently with the other parties hereto in the preparation and filing of any applications, notices, registrations and responses to requests for additional information from Governmental Authorities in connection with the transactions contemplated by this Agreement, including providing such information as may be reasonably necessary for inclusion in such applications, notices, registrations and responses.

                  (d) To the extent that any Third Party Consent is required under any Contract to which one of the Subject Companies or FG is a party for the consummation of the transactions contemplated by this Agreement, Seller and Seller Parent will use their reasonable best efforts to obtain such Third Party Consent as soon as practicable following the date hereof and in any event on or prior to the Closing Date. Upon the request of Seller, Purchaser will provide reasonable assistance to Seller and Seller Parent in obtaining such Third Party Consents, including providing such financial and other information as shall be reasonably requested by the other parties to such Contracts. Notwithstanding the foregoing, neither Seller or Seller Parent nor any of the Subject Companies and FG shall have any obligation to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person in order obtain any such Third Party Consent. Purchaser shall remain obligated to consummate the transactions contemplated by this Agreement, subject to the other terms and conditions of this Agreement (including Section 3.1(c)), whether or not all such Third Party Consents are obtained on or prior to the Closing Date.

                  (e) This Agreement shall not constitute an agreement to assign or transfer any interest in (i) the C3 Lease or (ii) any Permit, Contract or other arrangement or any claim, right or benefit arising thereunder or resulting therefrom that constitutes an FG Transferred Asset or an FG Assumed Liability, if an assignment or transfer or an attempt to make such an assignment or transfer without a Third Party Consent or Governmental Approval would constitute a breach or violation thereof or affect adversely the rights of Purchaser, Seller, Seller Parent, the Subject

Companies or FG with respect thereto; and any assignment or transfer of the C3 Lease or any interest that constitutes an FG Transferred Asset or FG Assumed Liability under any such Permit, Contract or other arrangement that requires a Third Party Consent or Governmental Approval shall be made subject to such Third Party Consent or Governmental Approval being obtained. If any such Third Party Consent or Governmental Approval is not obtained on or prior to the Closing Date (and no adequate substitute therefor or replacement thereof has been obtained), the parties shall continue to use reasonable best efforts to obtain any such Third Party Consent or Governmental Approval (or in lieu thereof agree with the counterparty to replace any such Permit, Contract or other arrangement on mutually agreeable terms) after the Closing Date until such time as such Third Party Consent or Governmental Approval (or substitute or replacement in lieu thereof) has been obtained, and until such time as such Third Party Consent or Governmental Approval (or substitute or replacement in lieu thereof) is obtained, Seller, Seller Parent and Purchaser shall, and shall cause their respective Subsidiaries to, enter into alternative arrangements, the expense of which shall be borne by Seller, until such time as such Third Party Consent or Governmental Approval (or substitute or replacement in lieu thereof) has been obtained so that Purchaser and the Subject Companies shall receive the benefits and assume the obligations thereunder in accordance with this Agreement. Nothing in this Section 6.3(e) shall relieve the parties of their respective obligations under any other provision of this Agreement.

                  (f) Notwithstanding anything to the contrary contained herein, prior to the Closing, Purchaser shall not attempt to directly or indirectly solicit any customers of the Subject Companies in such a way as to induce such customers to repay a loan from a Subject Company. Notwithstanding the foregoing, Purchaser and its affiliates shall be permitted to (i) engage in advertising, solicitation and marketing campaign programs and efforts in its ordinary course of business not primarily directed or targeted at Subject Company customers, including from lists generated independently, and (ii) respond to unsolicited inquiries of such customers.

                  6.4 [RESERVED]

                  6.5 Insurance; Risk of Loss. (a) Effective as of the Closing
Date: (i) Seller Parent will terminate or cause its affiliates (other than the Subject Companies) to terminate all coverage relating to the Subject Companies and their respective businesses, assets and current or former directors, officers and employees under the general corporate policies of insurance, cancelable surety bonds and hold harmless agreements of Seller Parent or its affiliates (other than the Subject Companies) for the benefit of the Subject Companies (provided that no such termination of occurrence liability policies shall be effected so as to prevent any Subject Company from recovering under such policies for losses from events occurring prior to the Closing Date); and
(ii) Purchaser shall become solely responsible for all insurance coverage and related risk of loss based on events occurring and, except as otherwise provided in Section 6.5(b), claims made on and after the Closing Date with respect to the Subject Companies and their respective businesses, assets and current or former directors, officers and employees and the FG Transferred Business.

                  (b) Notwithstanding Section 6.5(a), to the extent that (i) any insurance policies issued for the benefit of Seller Parent and its affiliates ("Seller's Insurance Policies") cover any loss, liability, claim, damage or expense relating to the FG Transferred Business or to any of the Subject Companies or their respective businesses, assets and current or former directors, officers and employees ("Subject Company Liabilities") relating to or arising out of occurrences prior to the Closing Date and (ii) Seller's Insurance Policies continue after the Closing to permit claims to be made thereunder with respect to Subject Company Liabilities relating to or arising out of occurrences prior to the Closing Date ("Subject Company Claims"), Seller Parent shall, at Purchaser's election, cooperate and cause its affiliates to cooperate with Purchaser and the Company in submitting Subject Company Claims (or pursuing Subject Company Claims previously made) on behalf of Purchaser or the Company under Seller's Insurance Policies; provided that Seller Parent shall be under no obligation to commence or maintain litigation to enforce any Subject Company Claim and that Purchaser shall reimburse, indemnify and hold Seller Parent and its affiliates harmless from all liabilities, costs and expenses (including all present or future premiums and retroactive or prospective premium adjustments, deductibles, self-insured retentions, legal and administrative costs, attorney's fees, overhead and costs of compliance under Seller's Insurance Policies) of any nature actually incurred by Seller or its affiliates as a result of Subject Company Claims made under Seller's Insurance Policies. Upon the incurrence or accrual of any such liability, cost or expense relating to Subject Company Claims made, at Purchaser's election, under Seller's Insurance Policies and upon receipt from Seller Parent of a statement of the amount of such liabilities, costs and expenses in reasonable detail, from time to time, Purchaser shall make payment promptly to Seller Parent or its affiliates of the amount indicated in such statement.

                  (c) To the extent that, after the Closing Date, Purchaser or Seller Parent requires any information regarding claim data, payroll or other information in order to make filings with insurance carriers or self-insurance regulators, Seller Parent shall promptly supply such information to Purchaser and Purchaser shall promptly supply such information to Seller Parent.

                  6.6 [RESERVED].

                  6.7 Reorganization. At or prior to the Closing, Seller and Seller Parent shall take, or shall cause the Company or its Subsidiaries to take, each of the following actions (collectively, the "Reorganization"):

                  (a) The Company (or its applicable Subsidiaries) shall dividend and transfer to Seller (or its designee) all of the outstanding shares of capital stock of the Excluded Subsidiaries then owned by the Company (or its applicable Subsidiaries).

                  (b) Seller and its affiliates (other than the Subject Companies), on the one hand, and each of the Subject Companies, on the other hand, shall cancel and terminate (for no consideration) all indebtedness between them other than any amounts owed under the Tax Sharing Agreement dated as of August 31, 1999 among Seller Parent, the Subject Companies and others (the "Tax Sharing Agreement") for all taxable years ending prior to the Closing Date and for the taxable year including the Closing Date, calculated as if the year ended on the Closing Date and as if the Tax Sharing Agreement applied to the year so ended, excluding any gain or loss related to the transactions contemplated by this Agreement. Such cancellation and termination shall be deemed a capital contribution by Seller to the applicable Subject Company in the amount of such canceled indebtedness.

                  (c) Seller shall provide or cause the Company to be provided with sufficient funds for the Subject Companies to repay, and shall cause the Subject Companies to repay, all Company Specified Debt outstanding immediately prior to the Closing (other than intercompany indebtedness canceled or terminated pursuant to Section 6.7(b)). The funds received by the Subject Companies pursuant to the foregoing sentence shall be deemed a capital contribution by Seller to the applicable Subject Company in the amount of such funds.

                  (d) Seller shall cause the Company Credit Agreement to be terminated or, at Seller's sole discretion, amended to provide that no Subject Company shall have any rights or obligations with respect thereto, effective as of the Closing.

                  (e) Prior to the Closing, Seller Parent and Seller shall cause the Subject Companies and FG (with respect to the FG Transferred Assets only) to run through the Lexis-Nexis Banko Database (the "Banko Database") all of their respective Receivables related to a personal loan (unless a Subject Company or FG has a security interest with respect to such loan in the obligor's automobile) or a sales finance loan, on which payments to be made by the obligor under such loans are thirty days or more past due (collectively, the "Past Due Receivables"). Prior to the Closing, Seller Parent and Seller shall cause the Subject Companies and FG (with respect to the FG Transferred Assets only) to charge-off each such Past Due Receivable if the obligor under such Past Due Receivable is identified as bankrupt in the Banko Database (such charged-off Past Due Receivables being collectively referred to herein as the "Charged-Off Receivables").

                  (f) Prior to the Closing, Seller shall cause the Company's provision for loan losses to be maintained consistent with past practice and in no event shall the Company's aggregate reserve for loan losses, as of the Closing, be less than the corresponding amount on the Company's balance sheet as of September 30, 2003 contained in the Company Reports filed prior to the date hereof.

                  (g) Seller shall cause (i) all accrued but unused vacation time to which any employee of the Subject Companies and any employee of FG in the FG Transferred Business is entitled pursuant to the Vacation Policy, (ii) the Variable Plan Payments, (iii) all other bonus, incentive and performance compensation payments or awards under the Benefit Plans with respect to employees of the Subject Companies and employees of FG in the FG Transferred Business and (iv) all operational liabilities of the Subject Companies and the FG Transferred Business to be fully accrued on the Company's books and records as of the Closing.

                  6.8 Seller Name and Mark. (a) As promptly as practicable (and in any event within 150 days) after the Closing Date, Purchaser shall, at its own expense, cause the Subject Companies to (i) cease the use of the names "Washington Mutual", "Washington Mutual Finance", "WAMU", "WAMU Finance" and any confusingly similar derivative thereof (including, without limitation, the use of any product name containing any such derivative) (the "WAMU Names"), (ii) cease the use of any other name, designation or symbol which consists of or includes any trade name, trademark, service mark, URL, domain name or other source identifier that both (x) is owned or used by Seller Parent or any of its affiliates (including the

Subject Companies) prior to the Closing Date and (y) contains, incorporates or is associated with any WAMU Name (the "WAMU Marks") and (iii) eliminate the use of any other designation indicating affiliation with Seller Parent or any of its affiliates (including in the corporate name of each Subject Company); provided, however, that the Company shall continue to own all rights to, and the Subject Companies shall continue to have the right to use, the name "Aristar", "Aristar Mortgage", "www.aristarmortgage.com" and "Blazer" (the "Excluded Names") from and after the Closing Date. As promptly as practicable (and in any event within 150 days) after the Closing Date, Purchaser, at its own expense, shall cause the Subject Companies to change all names on all signage and all stationery, contracts, and other business forms and documents to names which do not use any, and are not confusingly similar to any, WAMU Name or WAMU Mark (but expressly excluding the Excluded Names). Notwithstanding anything else set forth in this
Section 6.8(a), nothing shall in any way restrict or limit the right of Purchaser and the Subject Companies after the Closing Date to use any trade name, trademark, service mark, URL, domain name or other source identifier containing, incorporating or associated with the name "CITI" and any and all variations and acronyms thereof (the "CITI Names and Marks"); provided, however, that Purchaser shall not use any CITI Names and Marks in combination or connection with any WAMU Name or WAMU Mark.

                  (b) Upon Seller Parent's request therefor, Purchaser will provide Seller Parent with a certificate signed on behalf of Purchaser by an appropriate officer thereof to the effect that the provisions of Section 6.8(a) have been complied with in all material respects.

                  (c) Purchaser acknowledges that a breach of its obligations under Section 6.8(a) would cause Seller Parent and its affiliates irreparable injury and that damages would be inadequate, and that therefore Seller Parent shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining such breach. The existence and exercise of this right shall not preclude any other rights and remedies Seller Parent may have at law or in equity or otherwise.

                  6.9 Post-Closing Cooperation and Retention of Records. (a) Purchaser, Seller and Seller Parent agree that following the Closing, each party and/or their independent auditors shall have reasonable access during normal business hours to the books and records of the Subject Companies and their predecessors and the FG Transferred Business (and of the other parties as they relate to the Subject Companies and their predecessors and the FG Transferred Business) applicable to the period prior to the Closing and shall have the reasonable assistance and cooperation of appropriate personnel consistent with assistance and cooperation furnished during the period prior to the Closing. In addition, Purchaser shall make available to Seller Parent and its affiliates the employees of the Subject Companies and the Affected Employees whose assistance, expertise, testimony, notes, recollections or presence (including participation as a witness in a deposition, hearing or trial) is necessary or appropriate to assist Seller Parent and its affiliates in the defense or prosecution of any legal action or proceeding or similar matter relating to the business of the Subject Companies and the FG Transferred Business, as the case may be.

                  (b) Following the Closing, Purchaser shall, and shall cause the Subject Companies to, (i) subject to the last sentence of this Section 6.9(b), preserve and keep (x) the records of the Subject Companies held by the Subject Companies immediately prior to the

Closing relating to the business of the Subject Companies and (y) the records of the FG Transferred Business transferred to Purchaser or its designee (in each case including personnel records) for so long as and to the extent required by Applicable Law (but in no event less than three years after the Closing Date) and (ii) to the extent permitted by Applicable Law, make such records and personnel available to Seller Parent and its affiliates, subject to customary confidentiality commitments reasonable under the circumstances, as may be reasonably required by any such party, including in connection with any insurance claims by, legal proceedings against or investigations by any Governmental Authority of, Seller Parent or any of its affiliates or for similar matters or to enable Seller Parent to comply with its obligations under Applicable Law and this Agreement or otherwise reasonably necessary for the conduct of Seller Parent's business and operations. In the event Purchaser or any of its affiliates wishes to destroy any such records after that time in accordance with its normal document retention policy, then Purchaser shall (or shall cause such affiliate to) give 30 days' prior written notice to Seller Parent and (to the extent permitted by Applicable Law) Seller Parent shall have the right at its option and expense, upon prior written notice given within such 30-day period, to take possession of the records within sixty days after the date such notice is given.

                  6.10 Public Announcements. Upon execution and delivery of this Agreement, the parties shall jointly issue a press release in the form approved by the parties prior to the date hereof. Except for such press release, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement shall be made by or on behalf of any party hereto without the prior approval of the other parties, unless otherwise required by Applicable Law, in which case the party making such public announcement or disclosure shall give prior written notice to the other parties.

                  6.11 Transition Services. On or prior to the Closing, Seller Parent, Seller and Purchaser shall execute a transition services agreement containing terms agreed to by Seller Parent and Purchaser (the "Transition Services Agreement"), effective as of the Closing, pursuant to which Seller Parent and Seller shall, for a period not to exceed four months, provide the Subject Companies those services currently provided by them to the Subject Companies as Seller Parent, Seller and Purchaser may agree to in writing. Purchaser shall cause the Subject Companies to pay Seller and Seller Parent for all such services at rates and prices that are consistent with the intercompany pricing policies of Seller Parent and its affiliates.

                  6.12 Non-Compete; Non Solicitation. (a) Seller and Seller Parent agree, on behalf of themselves and their affiliates, that none of Seller, Seller Parent or any affiliate of Seller or Seller Parent shall for a period of three years following the Closing Date: (i) directly solicit or market to any of the obligors under the receivables acquired by Purchaser, any mortgage loan, home equity loan, auto loan, credit card, tax refund anticipation loan, unsecured loan or line of credit; (ii) establish a "consumer finance branch network" (as defined below), (iii) solicit the Affected Employees while they are employed by Purchaser or any Subject Company for employment, other than through advertising and other recruitment efforts directed to the public generally; (iv) sell, assign or otherwise transfer any nonpublic information with respect to the Subject Companies or FG Transferred Business (including personally identifiable customer information) or Affected Employees to any other Person (other than to a Governmental Authority pursuant to a requirement of Applicable Law); or (v) use any list or record of customers or borrowers from the Subject Companies to attempt to directly solicit any customers of the Subject Companies in such a way as to induce such customers to repay a loan from a Subject Company. Notwithstanding the foregoing, Seller, Seller Parent and their affiliates shall be permitted to (x) engage in advertising, solicitation and marketing campaign programs and efforts in its ordinary course of business not primarily directed or targeted at Subject Company customers, including solicitations of any individuals or groups (including Persons that are Subject Company customers) based on lists generated independently, and (y) respond to unsolicited inquiries of such customers. For purposes of this Section 6.12, the term "consumer finance branch network" means a company or group of companies that (1) consists of at least 25 state licensed consumer lending branches the exclusive business of each of which is to originate and service subprime unsecured consumer loans, subprime home equity loans and consumer retail installment contracts and (2) operates in at least 10 states; it being understood that the branches comprising a "consumer finance branch network" shall not include bank branches, bank loan production offices or separately licensed providers of first mortgage loans.

                  (b) Notwithstanding the provisions of Section 6.12(a)(ii), nothing contained herein shall be construed as precluding Seller Parent or its affiliates from acquiring, merging or otherwise combining with, or being acquired by, any Person, notwithstanding that such Person or its affiliates (including Seller Parent and its affiliates after such acquisition, merger or combination) operates, directly or indirectly, a consumer finance branch network; provided, however, that Seller Parent and its affiliates shall not, during the three-year period referred to in Section 6.12(a), acquire, merge or combine with, or be acquired by, any Person that is "primarily engaged" in the business of operating a consumer finance branch network. For purposes of this
Section 6.12(b), a Person shall be "primarily engaged" in operating a consumer finance branch network if more than 50% of the consolidated gross revenues of such Person for each of the last two fiscal years shall have been generated from the operation of a consumer finance branch network.

                  6.13 No Shop. (a) Upon and after execution of this Agreement, and until the earlier of the Closing or termination of this Agreement in accordance with its terms, neither Seller nor Seller Parent will, directly or indirectly, solicit, or cause any of its affiliates or representatives to solicit, any offer to acquire the Subject Companies or the FG Transferred Business (whether by merger, purchase of assets or other similar transaction), other than the acquisition and assumption contemplated by this Agreement. Except as contemplated by this Agreement, neither Seller nor Seller Parent will, directly or indirectly, furnish any non-public information concerning the Subject Companies or the FG Transferred Business to any Person in connection with a proposal or inquiry by such Person to acquire the Subject Companies or the FG Transferred Business, in whole or in significant part, unless and until this Agreement has been terminated in accordance with its terms.

                  (b) If Seller, Seller Parent or any of their affiliates receives any unsolicited inquiry or proposal concerning the availability of the Subject Companies or the FG Transferred Business for purchase, Seller Parent agrees to inform promptly Purchaser of the substance of such inquiry or proposal including the identity of the Person making such inquiry or proposal.

                  6.14 Further Assurances. Each party shall cooperate with the others, and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may reasonably be requested to take by the other parties hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

                  6.15 First Community Industrial Bank. On and after the Closing Date, Purchaser shall cause the Company and its affiliates to comply with the applicable non-monetary post-closing obligations contained in any of Sections 6.2(b), 6.5, 6.6, 6.7(d)(iii), 6.8(d), 6.8(e) and 6.12 of the Agreement and Plan
of Merger among First State Bancorporation (Buyer), First State Bank of Taos, the Company and First Community Industrial Bank.

                                  ARTICLE VII
                                EMPLOYEE MATTERS

                  7.1 General. (a) Except as otherwise provided in this Article VII, for the twelve-month period following the Closing Date, Purchaser shall, or shall cause its affiliates to, provide each Affected Employee with (i) salary or wages, as applicable, at least equal to those provided to such Affected Employee immediately prior to the Closing Date and (ii) employee benefits that are no less favorable in the aggregate than the employee benefits provided by Purchaser to its similarly situated employees. Notwithstanding any provision hereof, none of Purchaser, the Company or any of their respective affiliates will have any obligation to continue the employment of any Affected Employee for any period following the Closing Date.

                  (b) Purchaser and its affiliates shall give Affected Employees full credit for all purposes, except for purposes of benefit accrual, under such employee benefit plans or arrangements maintained by Purchaser or any of its affiliates (including, without limitation, any welfare plan, pension plan, vacation program or severance program) in which any such Affected Employees participate for such Affected Employees' service with Seller, Seller Parent, any of the Subject Companies, FG, any of their respective affiliates and/or any predecessor entities to the same extent recognized by Seller, Seller Parent, FG and/or any of the Subject Companies immediately prior to the Closing Date, except to the extent such credit would result in an unintended duplication of benefits.

                  (c) Purchaser shall, or shall cause its affiliates to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such Affected Employees may be eligible to participate on or after the Closing Date and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date (other than preexisting conditions which were excluded by any welfare benefit plans of the Seller Parent's Group in which the Affected Employee participated) in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which any such Affected Employee is eligible to participate on or after the Closing Date.

                  7.2 Offers of Employment. Promptly after the execution and delivery of this Agreement and the announcement of the transactions contemplated hereby, Purchaser shall, in writing, offer "at-will" employment (each an "Offer" and, collectively, the "Offers"), commencing on the Closing Date, to all employees who were employed by or on behalf of FG in connection with the FG Transferred Business immediately prior to Closing (other than those employees who are on long-term disability leave). Such employees of the FG Transferred Business shall have 5 Business Days to notify Purchaser of their acceptance or rejection of such Offer. Purchaser shall then notify Seller and Seller Parent of those employees of the FG Transferred Business who have accepted the Offers. Those Persons who accept Purchaser's Offer and commence working with Purchaser on the Closing Date shall be referred to as "FG Employees".

                  7.3 Termination and Severance. If the employment of an Affected Employee terminates (a) on or prior to the first anniversary of the Closing Date, such Affected Employee shall be entitled to severance benefits from Purchaser or its affiliates at least equal to the severance benefits that would have been paid under the Washington Mutual Special Severance Plan, effective October 1, 2003 (as set forth in Section 7.3(a) of the Seller Disclosure Schedule) to such Affected Employee under the applicable termination circumstances had the Affected Employee continued to participate in such Plan after the Closing Date and (b) after the first anniversary of the Closing Date, such Affected Employee shall be entitled to severance benefits, if provided under the applicable termination circumstances, in accordance with the severance policies of Purchaser, as in effect from time to time thereafter. For purposes of subsection (a) of this Section 7.3, it is understood that if Purchaser or any of its affiliates proposes to change an Affected Employee's work location and such change results in an increase in the one-way commute from such Affected Employee's primary residence to his or her worksite by 25 miles or more, such Affected Employee shall be entitled to terminate his or her employment and receive the severance benefits described above if such employee declines to make such change. Seller or Seller Parent shall reimburse Purchaser and its affiliates for the amounts set forth in Section 7.3(b) of the Seller Disclosure Schedule.

                  7.4 Welfare Plans. Seller Parent shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Affected Employee with respect to claims incurred by such Affected Employees or their covered dependents prior to or on the Closing Date. Expenses and benefits with respect to claims incurred by Affected Employees or their covered dependents after the Closing Date shall, except as otherwise provided in the Transition Services Agreement, be the responsibility of Purchaser and its affiliates. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and in the case of a hospital stay, when the employee or covered dependent first enters the hospital.

                  7.5 Variable Pay Plans. On the Closing Date or as soon as practicable thereafter, Purchaser or its affiliates shall pay to each Affected Employee who was a participant in one or more of the variable pay plans listed in Section 7.5 of the Seller Disclosure Schedule (each, a "Variable Pay Plan") an amount determined in accordance with the existing formulas and related terms and conditions specified in the applicable Variable Pay Plans (collectively, "Variable Plan Payments").

                  7.6 Accrued Vacation. With respect to any accrued but unused vacation time to which any Affected Employee is entitled pursuant to the vacation policy applicable to such Affected Employee immediately prior to the Closing Date (the "Vacation Policy") (as set forth in

Section 7.6 of the Seller Disclosure Schedule), Purchaser and its affiliates shall allow such Affected Employee to use such accrued but unused vacation; provided, however, that if Purchaser and its affiliates deem it necessary to disallow such Affected Employee from taking such accrued but unused vacation, Purchaser and its affiliates shall be liable for and pay in cash to such Affected Employee an amount equal to such accrued but unused vacation time in accordance with terms of the Vacation Policy; provided, further, that Purchaser shall be liable for and pay in cash an amount equal to such accrued but unused vacation time to any Affected Employee whose employment terminates for any reason subsequent to the Closing Date.

                  7.7 Profit Sharing Contribution. For the 2003 fiscal year, Seller Parent shall make a profit sharing contribution to the Retirement Savings and Investment Plan on behalf of Affected Employees; provided that (a) the Closing Date occurs on or after December 31, 2003 and (b) such Affected Employees are employed by the Seller Parent or one of its affiliates on December 31, 2003. Seller Parent shall be solely responsible for all liabilities relating to or arising from the contribution described in the preceding sentence.

                  7.8 WARN. Each of the Subject Companies and FG shall timely give any and all notices and take any other actions required under WARN with respect to the Affected Employees for periods on or prior to the Closing Date. The Purchaser shall give any and all notices and take any other actions required under WARN with respect to the Affected Employees for periods following the Closing Date.

                                  ARTICLE VIII
                            CONDITIONS TO THE CLOSING

                  8.1 Conditions to Obligations of Each Party. The respective obligations of Purchaser, Seller and Seller Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) No Injunction. At the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction in effect that restrains or prohibits the purchase of the Stock or the FG Transferred Assets or the assumption of the FG Assumed Liabilities hereunder or the consummation of the other transactions contemplated hereby (including, without limitation, any transaction constituting part of the Reorganization) or (ii) pending action, suit or proceeding brought by any Governmental Authority which seeks to restrain or prohibit the purchase of the Stock hereunder or the consummation of the other transactions contemplated hereby (including, without limitation, any transaction constituting part of the Reorganization).

                  (b) Regulatory Authorizations. (i) All consents, authorizations, orders or approvals of each Governmental Authority specified in Section 8.1 of the Seller Disclosure Schedule shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated; and (ii) all Third Party Consents specified in Section 4.4(b) of the Seller Disclosure Schedule shall have been obtained, except for such Third Party Consents the failure of which to have been obtained would not have a Material Adverse Effect.

                  (c) Reorganization. The Reorganization shall have been completed.

                  8.2 Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller and Seller Parent contained in Article IV of this Agreement (which, for purposes of this Section 8.2(a) only, shall be interpreted without giving effect to any limitation or qualification as to "materially" or "Material Adverse Effect") shall be true and correct as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such specified date, and except, in each case, for such failures to be true and correct that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (b) Performance of Covenants. Seller and Seller Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

                  (c) Certificate. Purchaser shall have received a certificate of Seller and Seller Parent, dated the Closing Date, executed on behalf of Seller and Seller Parent, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled.

                  8.3 Additional Conditions to the Obligations of Seller and Seller Parent. The obligation of Seller and Seller Parent to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser contained in Article V of this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such specified date, and except, in each case, for such failures to be true and correct that individually or in the aggregate would not reasonably be expected to prohibit or otherwise materially impair Purchaser's ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis.

                  (b) Performance of Covenants. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Certificate. Seller and Seller Parent shall have received a certificate of Purchaser, dated the Closing Date, executed on behalf of Purchaser, to the effect that the conditions specified in paragraphs
         (a) and (b) above have been fulfilled.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

                  9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

                  (a) By mutual written consent of Seller and Purchaser;

                  (b) By either Seller or Purchaser upon written notice given to the other in the event of a breach by such other party of any representation or warranty or any breach or default by such other party in the performance by such other party of any covenant or agreement contained in this Agreement, in each case, which breach or default (i) would constitute grounds, either individually or in the aggregate, for the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Section 8.2(a), 8.2(b), 8.3(a) or 8.3(b), as applicable, and (ii) has not been, or by its terms cannot be, cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

                  (c) By either Seller or Purchaser upon written notice to the other in the event that any Governmental Authority (including any court of competent jurisdiction) the consent of which is necessary for the consummation of the transactions contemplated hereby shall have issued an order, decree or ruling or taken any other official action enjoining or otherwise prohibiting the transactions contemplated by this Agreement or denying approval of any application or notice for approval to consummate such transactions, and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (d) By either Seller or Purchaser upon written notice given to the other in the event that the Closing shall not have taken place on or before March 31, 2004, provided that (i) the failure of the Closing to occur on or before such date is not the result of a breach of any covenant or agreement hereunder by the party seeking such termination and (ii) for the avoidance of doubt, the failure of the Insurance Subsidiary Purchase to be completed on or prior to such date shall not give rise to a right to terminate this Agreement pursuant to this clause (d).

                  9.2 Effect of Termination. In the event of the termination of this Agreement as provided above, this Agreement (other than this Section) shall become void and of no further force and effect, and there shall be no duties, liabilities or obligations of any kind or nature whatsoever on the part of any party hereto to the other parties based either upon this Agreement or the transactions contemplated hereby, except that the obligations of the parties referred to in the last sentence of Section 6.2 and in Section 12.6 shall continue to apply following any such termination of this Agreement. Notwithstanding the foregoing, the termination of this

Agreement pursuant to Section 9.1(b), (c) or (d) shall not relieve Purchaser, Seller or Seller Parent from liability for any fraudulent breach of its representations or warranties or willful default in performance of any agreement or covenant occurring prior to termination.

                                   ARTICLE X
                                   TAX MATTERS

                  10.1 Indemnification for Taxes. (a) From and after the Closing Date, Seller Parent and the Seller Parent's Group (or any successor thereto) shall be responsible for and shall indemnify and hold harmless Purchaser and its affiliates (including each of the Subject Companies) from any and all (i) Taxes imposed on any member of the Seller Parent's Group for any taxable year including, but not limited to, Taxes arising solely as a result of Treasury Regulation Section 1.1502-6(a) or any similar provision of state, local or foreign law for Taxes of the Seller Parent's Group or for which any Subject Company may be liable because of membership in any other affiliated, consolidated, combined or unitary group at any time prior to the Closing, (ii) Taxes imposed on the Subject Companies or for which the Subject Companies may otherwise be liable for any taxable year that ends on or before the Closing Date and, with respect to any taxable year beginning before and ending after the Closing Date, the portion of such taxable year ending on (and including) the Closing Date (such portion being referred to hereinafter as the "Interim Period") (the Interim Period and any taxable year that ends on or before the Closing Date being referred to collectively hereinafter as the "Pre-Closing Period"); (iii) Taxes imposed on or payable by any Subject Company as a result of the Reorganization under Section 6.7 or the Election(s) under Section 10.7;
(iv) Taxes imposed on or payable by any Subject Company as a result of a breach by Seller Parent, Seller or any of their affiliates of any covenant contained in this Article X (including with respect to the obligations of Seller Parent and Seller to make any Election(s)); (v) Taxes imposed on or payable by the Subject Companies for any Pre-Closing Period as a result of a breach of a representation or warranty contained in Section 4.12 (other than section 4.12(b)); and (vi) Taxes imposed on or payable by the Subject Companies as a result of a breach of the representation contained in Section 4.12(b).

                  (b) From and after the Closing Date and except as otherwise provided in this Agreement, Purchaser and each of the Subject Companies shall be responsible for, and shall indemnify and hold harmless Seller Parent and Seller Parent's Group (or any successor thereto) from, (i) any and all Taxes imposed on the Subject Companies, Purchaser or Purchaser's Affiliated Group (or any successor thereto) for any taxable year that begins after the Closing Date and, with respect to any taxable year beginning before and ending after the Closing Date, the portion of such taxable year commencing on the day after the Closing Date, and (ii) any transfer of assets by the Subject Companies, other than in the ordinary course of business, after the Closing on the Closing Date.

                  10.2 Apportionment of Taxes. In order to apportion any Taxes relating to any taxable year that includes the Interim Period, the parties hereto shall, to the extent permitted by Applicable Law, treat for all purposes the Closing Date as the last day of the taxable year of the Subject Companies, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Agreement. In any case where Applicable Law does not permit the Subject Companies to treat the Closing Date as the last day of the taxable year of the

Subject Companies, then, in the case of a Tax that is based on gross or net income, Taxes will be apportioned for an Interim Period as if such Interim Period were a short taxable year. All other Taxes that are attributable to a taxable year that includes an Interim Period shall be apportioned to the period to which they legally relate, or, if not capable of being so apportioned, shall be apportioned based upon a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the number of days in such taxable year.

                  10.3 Tax Returns and Payment of Taxes. (a) Seller Parent or Seller Parent's Group shall, to the extent permitted by Applicable Law, include the Subject Companies in the consolidated federal income Tax Returns and any combined, unitary or consolidated state and local Tax Returns filed by Seller Parent for any Pre-Closing Period. With respect to state and local Tax Returns required to be filed by the Subject Companies after the Closing Date for Tax periods beginning before and ending after the Closing Date, Seller Parent or Seller Parent's Group, or Purchaser or the Subject Companies, as the case may be, shall cause the Subject Companies to, when permitted by Applicable Law, elect to file a short-period Tax Return for the portion of such period which ends on the Closing Date. Seller Parent or Seller Parent's Group shall prepare, or cause to be prepared all such short-period Tax Returns.

                  (b) Except to the extent that an election has been made to prepare a short-year Tax Return described in Section 10.3(a), Seller shall, or shall cause the Subject Companies, to prepare, submit to Purchaser (at least ninety days prior to the extended due date) for its review and approval, and thereafter file all state and local Tax Returns required to be filed by the Subject Companies after the Closing Date for all Interim Periods. All such returns shall be prepared on a basis consistent with the returns filed by or on behalf of the Subject Companies for the preceding Tax period.

                  (c) Purchaser shall, or shall cause the Subject Companies to, prepare and file all Tax Returns (other than those referred to in Section 10.3(a) or Section 10.3(b)) required to be filed by the Subject Companies after the Closing Date for all Tax periods beginning after the Closing Date.

                  (d) Notwithstanding anything in any other agreement to the contrary, all liabilities and obligations between Seller Parent or any members of the Seller Parent's Group on the one hand, and the Subject Companies on the other hand, under any Tax allocation, Tax sharing, Tax reimbursement and similar agreements and arrangements in effect prior to the Closing Date shall cease and terminate as of the Closing Date and will no longer be enforceable.

                  10.4 Carrybacks. Purchaser agrees that it shall not cause or permit any of the Subject Companies to carry back to any taxable period ending on or before the Closing Date any net operating loss, loss from operations or other Tax attribute that is attributable to a taxable period or portion thereof beginning after the Closing Date. The Seller Parent and Seller shall have no obligation under this Agreement to return or remit any such refund or other Tax benefit attributable to a breach by any Purchaser of the foregoing undertaking.

                  10.5 Cooperation; Audits. In connection with the preparation of Tax Returns and audit examinations by any governmental taxing authority or administrative or judicial proceedings resulting therefrom relating to the Subject Companies, Seller Parent, Purchaser and the Subject Companies will cooperate fully with one another, including but not limited to the furnishing or making available of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of returns, the conduct of audit examinations or the defense of claims by taxing authorities as to the imposition of Taxes. Purchaser shall be entitled to copies of any Tax Returns (or portions thereof) and related work papers to the extent that they relate to the Subject Companies. After the Closing Date, Seller Parent shall control the conduct of all stages of any audit or other administrative or judicial proceeding with respect to Taxes for which it has an indemnification obligation under Section
10.1 (other than with respect to a taxable year that includes an Interim Period as set forth below), and Purchaser shall control the conduct of all other audits or other administrative or judicial proceedings with respect to the Tax liability of the Subject Companies; provided, however, that if with respect to any such audit or other proceeding which is controlled by Purchaser any Tax adjustment is proposed which would be for the account of Seller Parent pursuant to this Article X, Purchaser (x) shall give prompt notice to Seller Parent of such proposed adjustment, (y) shall afford Seller Parent and its counsel a reasonable opportunity to participate in such proceeding including, without limitation, the right to participate in conferences with Tax authorities and to submit pertinent material in support of Seller Parent's position and (z) shall not, and shall not permit the Subject Companies to, accept such proposed adjustment or enter into any settlement or agreement which would be for Seller Parent's account under this Article X without Seller Parent's written consent. In the case of any taxable year that includes an Interim Period, the controlling party shall be whichever of Purchaser or Seller Parent would bear the greater Tax liability with respect to such Tax proceeding if the Tax authority was successful in such Tax proceeding; provided, however, that neither party shall settle such Tax proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Agreement to the contrary, neither Seller Parent nor any affiliate thereof shall be entitled to participate in any Tax proceeding with respect to any consolidated, combined, affiliated or unitary Tax Return which includes Purchaser or any affiliate thereof (including any Subject Company), and neither Seller Parent nor any affiliate thereof shall be entitled to any information regarding or copy of any such Tax Return (or portion thereof), except, in either case, to the extent that such Tax proceeding or Tax Return (or portion thereof) relates to the applicable Subject Company or relates to a Tax adjustment which is for the account of Seller.

                  10.6 Transfer Taxes. (a) Except as set forth in Section 10.6(b) below, all transfer, documentary, sales, use, stamp, registration, valued added, real property transfer Taxes and other such Taxes, and all conveyance fees, recording charges and other fees and charges, and any penalties and interest associated with such Taxes, fees and charges (collectively, "Conveyance Taxes"), incurred in connection with this Agreement or the transactions contemplated hereby, shall be borne equally by Purchaser, on the one hand, and Seller and Seller Parent, on the other hand, when due, and the parties will file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by Applicable Law, the parties will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, all Conveyance Taxes incurred in connection with the Reorganization shall be paid by Seller and

Seller Parent, and Seller and Seller Parent will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

                  10.7 Section 338(h)(10) Election. (a) Seller, Seller Parent and Purchaser agree that they shall make, or cause to be made, a timely, effective and irrevocable election under Section 338(h)(10) of the Code (and any corresponding provisions of state or local Tax law) with respect to the purchase and sale of the Stock and, within 45 days of the receipt of a written request from Purchaser (which request is received by Seller Parent at least 60 days prior to the due date for filing of such election), with respect to the purchase and sale of any Included Subsidiary listed on a schedule (the "Section 338 Schedule") to be provided to Purchaser on or prior to the Closing (the "Election(s)"), and the parties shall file the Elections in accordance with Applicable Law. Seller and Seller Parent warrant that the Section 338 Schedule will be true, accurate and complete in all material respects. Seller Parent and Purchaser shall and shall cause their respective Subsidiaries to (i) treat the Elections as valid, (ii) execute a Form 8023 for each Included Subsidiary with respect to which an Election is made, (iii) file all Tax Returns in a manner consistent with such Elections and (iv) take no position contrary thereto, unless otherwise required by Applicable Law.

                  (b) In furtherance of Section 10.7(a), (i) prior to the Closing Date, Seller Parent or an affiliate thereof and Purchaser shall agree, based on information then available, on the form and content of IRS Form 8023 ("Form 8023") with respect to the Company; and (ii) at or prior to the Closing, Seller Parent or an affiliate thereof and Purchaser shall execute Form 8023 containing information then available. Purchaser shall file such Form 8023, or cause such form to be filed, with the IRS.

                  (c) Purchaser shall, within 120 days after the Closing Date, prepare and deliver to Seller and Seller Parent for its review and consent a statement setting forth the allocation of, (i) the FG Transferred Asset Purchase Price among the FG Transferred Assets (the "1060 Allocation"), and (ii) the deemed sales price among the assets of the Company and any Included Subsidiary with respect to which an Election is made pursuant to Section 10.7(a) (the "Section 338 Allocation"). These allocations shall be prepared in accordance with Sections 338 and 1060 of the Code and the regulations promulgated thereunder. Seller Parent, Seller and Purchaser shall negotiate in good faith to resolve any disputed items. If the parties are unable to agree on the 1060 Allocation or the Section 338 Allocation, as the case may be, within 60 days after Purchaser delivers the proposed allocations to Seller Parent and Seller, each of Purchaser and Seller shall use its own allocation for purposes of this
Section 10.7. The 1060 Allocation, if any, shall be used in preparing IRS Form 8594 and any similar forms required under state or local Tax Law, which forms shall be completed, executed and delivered by the parties as soon as practicable after the finalization of the 1060 Allocation but in no event later than 60 days before the due date for filing of such forms; and the Section 338 Allocation, if any, shall be used in preparing IRS Forms 8883 (and any similar forms required under state or local Tax Law) with respect to the sale and purchase of the Stock and any Included Subsidiary for which an Election is made pursuant to Section 10.7(a), which forms shall be completed, executed and delivered by the parties as soon as practicable after the finalization of the Section 338 Allocation, if any, but in no event later than 60 days before the due date for filing such forms. The 1060 Allocation, if any, and the Section 338 Allocation, if any, shall be used by Seller, Seller Parent and Purchaser to file all Tax Returns (including amended Tax Returns and claims for refund), and, except as otherwise required by Applicable Law, the parties shall take no position contrary thereto or inconsistent therewith. Purchaser, Seller Parent and Seller shall promptly inform one another of any challenge by any Governmental Authority to any allocation made pursuant to this Section 10.7 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to such challenge. Notwithstanding the foregoing, in the event the IRS (or any other Tax authority) challenges any position taken by any of the parties to this Agreement, such party may settle or litigate such challenge without the consent of, or liability to, the other parties.

                  (d) In the case of Washington Mutual Finance, LP (TX) ("Texas LP"), Seller and Seller Parent shall, at the expense of Seller and Seller Parent, take all steps reasonably necessary, at Purchaser's direction (and to the extent that such steps in and of themselves will not delay the Closing), to restructure the acquisition by Purchaser of Texas LP (or its assets) so as to provide Purchaser with a fair market value basis in the assets of Texas LP for Texas income or franchise tax purposes (the "Restructuring"); provided, however, that Seller and Seller Parent shall not have any obligation to indemnify Purchaser for any incremental Taxes or loss of Tax benefits relating to the basis in the assets of Texas LP for state and local income or franchise tax purposes. Seller and Seller Parent agree that this Agreement shall, at Purchaser's request, be modified as reasonably necessary to take into account the Restructuring and that they enter into any other conveyance agreements reasonably requested by Purchaser to effect such Restructuring, all of which modifications and conveyance agreements shall be reasonably satisfactory to Seller and Seller Parent.

                  10.8 Refunds. Any refunds of Taxes of the Subject Companies for any taxable year that includes an Interim Period shall be equitably apportioned between Purchaser and Seller. Any refunds of Taxes of the Subject Companies for any Pre-Closing Period shall be for the account of Seller. Any refund of Taxes of the Subject Companies for any taxable period beginning on or after the Closing Date shall be for the account of Purchaser.

                  10.9 Confidentiality. Notwithstanding anything in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may (i) consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction, and (ii) disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

                  10.10 Miscellaneous. (a) Except as otherwise required by Applicable Law, the parties agree to treat all payments made under this Article X or under Article XI as adjustments to the Purchase Price for Tax purposes.

                  (b) The obligations of the parties set forth in this Article X and the representation set forth in Section 4.12(b) shall survive the Closing and shall remain in full force and effect until 60 days after the expiration of all applicable statutes of limitations (including extensions) for the assessment or collection of Taxes for which indemnification may be claimed under this Article X. Claims made with respect to a breach of any representation or warranty set forth in Section 4.12(a) or Section 4.12(c) can be made, solely with respect to a Pre-Closing Period, until 60 days after the expiration of all applicable statutes of limitations (including extensions).

                  (c) FIRPTA Certificate. On or prior to the Closing Date, Purchaser shall have received from Seller a certificate in compliance with Treasury Regulation Section 1.1445-2(b), certifying that Seller is not a "foreign person" under Section 1445 of the Code.

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.1 Indemnification by Seller and Seller Parent. (a) In addition to and not in limitation of the indemnities provided in Section 3.1(c) and in Article X (which Section and Article sets forth the exclusive remedy of Purchaser and Seller Parent in respect of Tax matters), from and after the Closing Date, subject to the other provisions of this Article XI, Seller and Seller Parent, jointly and severally, agree to indemnify Purchaser, its affiliates and their respective officers, directors and employees (collectively, the "Indemnified Purchaser Entities") and to hold each of them harmless from and defend them against, any and all actions, suits, proceedings, demands, assessments, judgments, claims, liabilities, losses, costs, damages, expenses or penalties, and reasonable attorneys' fees, expenses and disbursements in connection with any action, suit, proceeding, demand, assessment, judgment or claim against such Person (but excluding, in any case, loss of profits or other consequential damages and punitive or other exemplary damages, except to the extent that such damages have been awarded to a Third Party against an Indemnified Purchaser Entity) (collectively, "Damages"), suffered, paid or incurred by such Indemnified Purchaser Entity arising out of or in connection with, resulting from or caused by: (i) any breach of any of the representations and warranties made by Seller and Seller Parent to Purchaser in Article IV of this Agreement (it being understood that such representations and warranties, other than those contained in Sections 4.7(b), (c), (d) and (e), 4.10(a)(ii), 4.11(a) and the first sentence of Section 4.15(a), shall be interpreted without giving effect to any limitations or qualifications as to "materiality" or "Material Adverse Effect"); (ii) any breach by Seller or Seller Parent of any covenant or agreement of Seller or Seller Parent contained in this Agreement;
(iii) any Excluded Litigation, (iv) any Excluded Liability; (v) any Retained Seller Plan; (vi) any Pre-Closing FG Employee Retained Liability; and (vii) any Pre-Closing Environmental Liability.

                  (b) Notwithstanding anything to the contrary contained in this
Section 11.1, the Indemnified Purchaser Entities shall be entitled to indemnification pursuant to Section 11.1(a) with respect to any claim for indemnification pursuant to Section 11.1(a)(i):

                  (A) only if the amount of Damages with respect to such claim exceeds $30,000 (any claim involving Damages equal to or less than such amount being referred to as a "De Minimis Claim");

                  (B) only if, and then only to the extent that, the aggregate Damages to all Indemnified Purchaser Entities (without duplication), with respect to all claims for indemnification pursuant to Section 11.1(a)(i) (other than De Minimis Claims), exceed $6,000,000 (the "Deductible"), whereupon (subject to the provisions of clause (C) below) Seller and Seller Parent shall be obligated to pay in full all such amounts but only to the extent such aggregate Damages are in excess of the amount of the Deductible; and provided that (i) the Indemnified Purchaser Entities shall only be entitled to (A) 100% of aggregate Damages otherwise indemnifiable pursuant to Section 11.1(a)(i) up to an aggregate amount of Damages equal to fifteen percent (15%) of the Purchase Price and (B) fifty percent (50%) of any Damages otherwise indemnifiable pursuant to Section 11.1(a)(i) above that amount and (ii) the Indemnified Purchaser Entities shall not be entitled to indemnification pursuant to Section 11.1(a)(i) of aggregate Damages in excess of 35 percent (35%) of the Purchase Price; and

                  (C) only with respect to Claim Notices received on or before the date that is twenty-four months after the Closing Date; provided, however, that claims made with respect to a breach of the representations and warranties set forth in Section 4.1(a), the first sentence of Section 4.1(b), or Sections 4.2, 4.5, 4.6 or 4.18 may be made at any time after the Closing Date; provided further, however, that claims made with respect to a breach of the representations set forth in Section 4.11 may be made within 30 days of the expiration of the applicable statute of limitation governing such claims.

                  (c) Notwithstanding anything contained in Article IV or any other provision of this Agreement to the contrary, Purchaser understands and agrees that neither Seller and Seller Parent, nor any Person acting on their behalf, has made, and are not making, any representation or warranty whatsoever, express or implied, with respect to Seller, Seller Parent, the Subject Companies or FG, the respective businesses and properties of the Subject Companies and FG, the transactions contemplated hereby or any other matter, other than those representations and warranties of Seller and Seller Parent expressly set forth in this Agreement.

                  (d) Purchaser understands that any cost estimates, projections or other predictions which have been provided to Purchaser by or on behalf of Seller or Seller Parent (including in the Confidential Memorandum) are not and shall not be deemed to be representations or warranties of Seller or Seller Parent. Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and other predictions, (ii) Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other predictions so furnished to it, and (iii) under no circumstances shall Purchaser have any claim against Seller or Seller Parent or any of their respective officers, directors, affiliates, agents or representatives (including, without limitation, Lehman Brothers Inc.) with respect thereto.

                  11.2 Indemnification by Purchaser. (a) In addition to and not in limitation of the indemnities provided in Sections 3.1(c) and 6.5 and Article X (which sections and Article set forth the exclusive remedy of Purchaser and Seller in respect of the matters covered thereby), from and after the Closing Date, subject to the other provisions of this Article XI, Purchaser agrees to indemnify Seller and Seller Parent and their respective officers, directors, employees and affiliates (collectively, the "Indemnified Seller Entities") and to hold each of them harmless from and against any and all Damages, suffered, paid or incurred by such Indemnified Seller Entity resulting from or caused by: (i) any breach of any of the representations and warranties made by Purchaser to Seller in Article V of this Agreement; (ii) any breach by Purchaser of any covenant or agreement of Purchaser contained in this Agreement; and (iii) any of the FG Assumed Liabilities.

                  (b) Notwithstanding anything to the contrary contained in this
Section 11.2, the Indemnified Seller Entities shall be entitled to indemnification pursuant to Section 11.2(a) with respect to any claim for indemnification pursuant to Section 11.2(a)(i):

                  (A) only with respect to claims which do not constitute De Minimis Claims;

                  (B) only if, and then only to the extent that, the aggregate Damages to all Indemnified Seller Entities (without duplication), with respect to all claims for indemnification pursuant to Section 11.2(a)(i) (other than De Minimis Claims), exceed the amount of the Deductible, whereupon (subject to the provisions of clause (C) below) Purchaser shall be obligated to pay in full all such amounts but only to the extent such aggregate Damages are in excess of the amount of the Deductible; and provided that (i) the Indemnified Seller Entities shall only be entitled to (A) 100% of aggregate Damages otherwise indemnifiable pursuant to Section 11.2(a)(i) up to an aggregate amount of Damages equal to fifteen percent (15%) of the Purchase Price and (B) fifty percent (50%) of any Damages otherwise indemnifiable pursuant to
         Section 11.2(a)(i) above that amount and (ii) the Indemnified Seller Entities shall not be entitled to indemnification pursuant to Section 11.2(a)(i) of aggregate Damages in excess of 35 percent (35%) of the Purchase Price; and

                  (C) only with respect to Claim Notices received on or before the date that is twenty-four months after the Closing Date; provided, however, that claims made with respect to a breach of the representations and warranties set forth in Sections 5.1, 5.2 and 5.5 may be made at any time after the Closing Date.

                  (c) Notwithstanding anything contained in Article V or any other provision of this Agreement to the contrary, Seller and Seller Parent understand and agree that Purchaser has not made, and is not making, any representation or warranty whatsoever, express or implied, with respect to Purchaser, the transactions contemplated hereby or any other matter, other than those representations and warranties of Purchaser expressly set forth in this Agreement.

                  11.3 Indemnification Procedures. (a) If an Indemnified Purchaser Entity or an Indemnified Seller Entity (each, an "Indemnified Entity") believes that a claim, demand or other circumstances exists that has given or may reasonably be expected to give rise to a right of indemnification under this
Article XI (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Entity shall assert its claim for indemnification by giving written notice thereof (a "Claim Notice") to the party from which indemnification is sought (the

"Indemnifying Party") (i) if the event or occurrence giving rise to such claim for indemnification is, or relates to, a claim, suit, action or proceeding brought by a Person not a party to this Agreement or affiliated with any such party (a "Third Party"), within ten Business Days following receipt of notice of such claim, suit, action or proceeding by such Indemnified Entity, or (ii) if the event or occurrence giving rise to such claim for indemnification is not, or does not relate to, a claim, suit, action or proceeding brought by a Third Party, within 30 days after the discovery by the Indemnified Entity of the circumstances giving rise to such claim for indemnity; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XI except to the extent that the Indemnifying Party is materially prejudiced by such failure. Each Claim Notice shall describe the claim in reasonable detail.

                  (b) If any claim or demand by an Indemnified Entity under this
Article XI relates to an action or claim filed or made against an Indemnified Entity by a Third Party, the Indemnifying Party may elect at any time to negotiate a settlement or a compromise of such action or claim or to defend such action or claim, in each case at its sole cost and expense (subject to the last sentence of this Section 11.3(b)) and with its own counsel, provided that no such settlement or compromise shall be permitted without the prior written consent of the Indemnified Entity, which shall not be unreasonably withheld or delayed, if it would impose on the Indemnified Entity any monetary obligations for which it would not be fully indemnified by the Indemnifying Party or any injunctive or similar relief that would affect the conduct of such Indemnified Entity's business. If, within thirty days of receipt from an Indemnified Entity of any Claim Notice with respect to a Third Party action or claim, the Indemnifying Party (i) advises such Indemnified Entity in writing that the Indemnifying Party will not elect to defend, settle or compromise such action or claim or (ii) fails to make such an election in writing, such Indemnified Entity may, at its option, defend, settle or otherwise compromise or pay such action or claim; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Unless and until the Indemnifying Party makes an election in accordance with this Section 11.3(b) to defend, settle or compromise such action, all of the Indemnified Entity's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Damages subject to indemnification hereunder to the extent provided herein. Each Indemnified Entity shall make available to the Indemnifying Party all information reasonably available to such Indemnified Entity relating to such action or claim. In addition, the parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other parties fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Entity shall be entitled to participate in such defense with counsel reasonably acceptable to the Indemnifying Party, at such Indemnified Entity's sole cost and expense; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would, in the reasonable judgment of counsel to the Indemnified Entity, make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Entity, then the Indemnified Entity shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Entity reasonably determines counsel is required, at the expense of the Indemnifying Party (provided that in no event will the Indemnifying Party be responsible for the costs of more than one counsel (in addition to local counsel) for all Indemnified Entities in respect of any single action or claim or group of related actions or claims). In the event the Indemnifying Party assumes the defense of (or otherwise elects to negotiate, settle or compromise) any action or claim as described above, the Indemnified Entity shall reimburse the Indemnifying Party for all costs and expenses incurred by the Indemnifying Party in connection with such defense (or negotiation, settlement or compromise) to the extent that such costs and expenses do not exceed the amount of the remaining Deductible.

                  11.4 General. (a) Each Indemnified Entity shall be obligated in connection with any claim for indemnification under this Article XI to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Entity with regard to the applicable claims and to recover any amounts to which it may be entitled in respect of the applicable claims pursuant to contractual or other indemnification rights that any of the Subject Companies may have against Third Parties. The amount which the Indemnifying Party is or may be required to pay to any Indemnified Entity pursuant to this
Article XI shall be reduced (retroactively, if necessary) by any insurance proceeds, tax benefits or other amounts actually recovered by or on behalf of such Indemnified Entity in reduction of the related Damages and increased (retroactively, if necessary) by any related tax cost or other expense. If an Indemnified Entity shall have received the payment required by this Agreement from the Indemnifying Party in respect of Damages and shall subsequently receive insurance proceeds, tax benefits or other amounts in respect of such Damages, then such Indemnified Entity shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds, tax benefits or other amounts actually received less the amount of any tax cost or other related expense. In the case of tax benefits, the Indemnified Entity shall claim on the appropriate Tax Return any tax benefits arising from the incurrence or payment of Damages that are allowable under Applicable Law. Not more than ten (10) Business Days after filing the Tax Return on which such tax benefits are claimed, the Indemnified Entity shall pay the Indemnifying Party the amount of any realized tax benefits (net of the tax cost, including the net present value of any future tax cost, to the Indemnified Entity from the receipt of the indemnification payment).

                  (b) In addition to the requirements of Section 11.4(a), each Indemnified Entity shall be obligated in connection with any claim for indemnification under this Article XI to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

                  (c) The Indemnifying Party shall be subrogated to any right of action which the Indemnified Entity may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

                  (d) The indemnification provided in this Article XI shall be the exclusive post-Closing remedy available to any party hereto with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, or otherwise in respect of the transactions contemplated by this Agreement, except as otherwise expressly provided in this Agreement.

                                  ARTICLE XII
                               GENERAL PROVISIONS

                  12.1 Survival. Except for the representations and warranties contained in Section 4.12 of this Agreement, each of the representations and warranties of the parties hereunder shall survive the Closing to and until the date which is twenty-four months from the Closing Date, at which date they shall terminate and be of no further force or effect; provided, however, that the representations and warranties set forth in Section 4.1(a), the first sentence of 4.1(b), and Sections 4.2, 4.5, 4.6, 4.18, 5.1, 5.2 and 5.5 shall survive indefinitely; provided further, however, that the representations and warranties set forth in Section 4.11 shall survive until 30 days after the expiration of the relevant statute of limitation governing such claims; and provided further, however, that the representations and warranties dealing with Tax matters shall survive as provided in Article X. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought under
Article XI of this Agreement shall survive the time at which it would otherwise terminate pursuant to this Section 12.1 if written notice of a claim for indemnification in respect of such representation or warranty shall have been duly given prior to such time, in which event such representation or warranty shall survive solely with respect to such claim until the final resolution thereof. Neither the period of survival nor the liability of Seller Parent or Seller, on the one hand, or Purchaser on the other hand, with respect to such parties' representations shall be reduced by any investigation made at any time by or on behalf of the other party hereto.

                  12.2 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

                  (a)      if to Purchaser, to it at:

                           CitiFinancial Credit Company
                           300 St. Paul Place
                           Baltimore, Maryland 21202
                           Attn: James R. Garner, Executive Vice President, CitiFinancial Credit Company, and General Counsel, Consumer Finance N.A.
                           Telecopy:     (410) 986-4657
                           Confirmation: (410) 332-7720
                  with a copy to:

                           CitiFinancial Credit Company
                           300 St. Paul Place
                           Baltimore, Maryland 21202
                           Attn: Roger W. Kent, Executive Vice President, CitiFinancial Credit Company, and Chief Administrative Officer, Consumer Finance N.A.
                           Telecopy:     (410) 986-4657
                           Confirmation: (410) 332-7720

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York 10022
                           Attn:  Christa D'Alimonte
                           Telecopy:     (212) 848-7179
                           Confirmation: (212) 848-4000

                  (b) if to Seller or Seller Parent, to it at:

                           Washington Mutual, Inc.
                           1201 Third Avenue
                           Seattle, WA 98101
                           Attn:  Todd Baker, Executive Vice President
                                  of Corporate Strategy & Development
                           Telecopy:     (206) 461-5739
                           Confirmation: (206) 490-1839

                  with copies to:

                           Washington Mutual, Inc.
                           1201 Third Avenue
                           Seattle, WA 98101
                           Attn:  Legal Department
                           Telecopy:     (206) 490-6293
                           Confirmation: (206) 377-7737

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York 10017-3909
                           Attn:  Lee Meyerson
                                  Maripat Alpuche
                           Telecopy:     (212) 455-2502
                           Confirmation: (212) 455-2500
or to such other Person or address as any party shall specify by notice in writing to the other parties in accordance with this Section 12.2. All such notices or other communications shall be deemed to have been received on the date of the personal delivery or on the third Business Day after the mailing or dispatch thereof; provided that notice of change of address shall be effective only upon receipt.

                  12.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.4 Amendment and Modification; Waiver. (a) This Agreement and the Disclosure Schedules hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  (b) At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracy in the representations and warranties of any other party contained herein or in any schedule hereto or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

                  12.5 Entire Agreement. This Agreement (including the Disclosure Schedules, documents and instruments referred to herein), the Confidentiality Agreement and the letter agreement dated the date hereof among Seller, Seller Parent and Purchaser constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  12.6 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such expenses.

                  12.7 Disclosure Schedules. Seller Parent, Seller and Purchaser agree that, for purposes of the representations and warranties of such parties in this Agreement, items disclosed in one Section of the Seller Disclosure Schedule are deemed to be disclosed in any other Sections of the Seller Disclosure Schedule where it would be reasonably apparent that such item should be an exception to the representation and warranty corresponding to such other Section. The disclosure of any item or matter in the Seller Disclosure Schedule shall not be deemed to constitute an admission by Seller or Seller Parent that such item or matter is material for purposes of this Agreement.

                  12.8 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  12.9 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by the parties hereto in accordance with their specific terms or were otherwise breached thereby, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that each party hereto will be


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                                                                              57


entitled to specific performance to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity.

                  12.10 Assignment; Binding Effect. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  12.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

                  12.12 Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware with respect to any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Delaware and of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  12.13 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.13.

                  12.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


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                                                                              58


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.

                                       WASHINGTON MUTUAL, INC.


                                       By:/s/ Todd Baker
                                          --------------------------------------
                                          Name:  Todd Baker
                                          Title:  Executive Vice President


                                       GREAT WESTERN SERVICE CORPORATION TWO


                                       By: /s/ Craig Chapman
                                          --------------------------------------
                                          Name:  Craig Chapman
                                          Title:  President


                                       CITIFINANCIAL CREDIT COMPANY


                                       By: /s/ Kevin Kessinger
                                          --------------------------------------
                                          Name:  Kevin Kessinger
                                          Title:  Executive Vice President



               Stock and Asset Purchase Agreement - Signature Page